                                                                     EXHIBIT 4.3

                                                                  CONFORMED COPY

================================================================================



                               CREDIT AGREEMENT

                         Dated as of November 25, 1997



                                     among



                      EQUISTAR CHEMICALS, LP, as Borrower

                    MILLENNIUM AMERICA INC., as Guarantor,



                                      and



                           THE LENDERS PARTY HERETO



================================================================================
                                                        [CS&M Ref. No. 4408-140]

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  Definitions

SECTION 1.01.      Definitions.............................................   1
SECTION 1.02.      Accounting Terms........................................  21
SECTION 1.03.      Terms Generally.........................................  22
SECTION 1.04.      Classification of Loans and Borrowings..................  22


                                   ARTICLE II

                                   The Loans

SECTION 2.01.      Commitments.............................................  22
SECTION 2.02.      Loans...................................................  22
SECTION 2.03.      Competitive Bid Procedure...............................  25
SECTION 2.04.      Notice of Borrowings....................................  27
SECTION 2.05.      Conversions and Continuations...........................  28
SECTION 2.06.      Swingline Loans.........................................  29
SECTION 2.07.      Letters of Credit.......................................  31
SECTION 2.08.      Fees....................................................  36
SECTION 2.09.      Repayment of Loans; Evidence of Debt....................  37
SECTION 2.10.      Interest on Loans.......................................  38
SECTION 2.11.      Interest on Overdue Amounts; Alternative Rate
                    of Interest............................................  39
SECTION 2.12.      Termination and Reduction of Commitments................  40
SECTION 2.13.      Prepayment of Loans.....................................  41
SECTION 2.14.      Reserve Requirements; Change in Circumstances...........  41
SECTION 2.15.      Change in Legality......................................  44
SECTION 2.16.      Indemnity...............................................  45
SECTION 2.17.      Pro Rata Treatment......................................  46
SECTION 2.18.      Sharing of Setoffs......................................  46
SECTION 2.19.      Taxes...................................................  47
SECTION 2.20.      Duty to Mitigate; Assignment of Commitments Under
                     Certain Circumstances.................................  49

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                                                                               2

                                                                            Page
                                                                            ----
                                  ARTICLE III

                         Representations and Warranties


SECTION 3.01.      Organization............................................  50
SECTION 3.02.      Authorization...........................................  50
SECTION 3.03.      Absence of Conflicts....................................  50
SECTION 3.04.      Governmental Approvals..................................  51
SECTION 3.05.      Enforceability..........................................  51
SECTION 3.06.      Financial Statements....................................  51
SECTION 3.07.      Material Adverse Effect.................................  52
SECTION 3.08.      Litigation..............................................  52
SECTION 3.09.      Compliance with Laws and Agreements.....................  53
SECTION 3.10.      Federal Reserve Regulations.............................  53
SECTION 3.11.      Tax Returns.............................................  53
SECTION 3.12.      Employee Benefit Plans..................................  53
SECTION 3.13.      Accuracy of Information.................................  54
SECTION 3.14.      Investment Company Act; Public Utility Holding
                     Company Act...........................................  54
SECTION 3.15.      Environmental and Safety Matters........................  54
SECTION 3.16.      Title to Properties.....................................  55
SECTION 3.17.      Senior Ranking..........................................  55
SECTION 3.18       Representations of MAI..................................  55

                                   ARTICLE IV

                             Conditions of Lending

SECTION 4.01.      All Borrowings..........................................  55
SECTION 4.02.      Effective Date..........................................  57


                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01.      Existence...............................................  59
SECTION 5.02.      Businesses and Properties...............................  59
SECTION 5.03.      Insurance...............................................  59
SECTION 5.04.      Taxes...................................................  59
SECTION 5.05.      Financial Statements, Reports, etc......................  59
SECTION 5.06.      Litigation and Other Notices............................  61
SECTION 5.07.      ERISA...................................................  61
SECTION 5.08.      Access to Premises and Records..........................  62
SECTION 5.09.      Compliance with Laws....................................  62
SECTION 5.10.      Environmental Compliance................................  62

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                                                                               3

                                                                            Page
                                                                            ----
                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.      Liens...................................................  63
SECTION 6.02.      Sale and Leaseback Transactions.........................  66
SECTION 6.03.      Subsidiary Indebtedness and Preferred Stock.............  67
SECTION 6.04.      Leverage Ratio..........................................  67
SECTION 6.05.      Interest Coverage Ratio.................................  67
SECTION 6.06.      Consolidations, Mergers, Sales of Assets................  67
SECTION 6.07.      Change of Business......................................  68
SECTION 6.08.      Use of Proceeds.........................................  69
SECTION 6.09.      Restrictive Agreements..................................  69

                                  ARTICLE VII

                               Events of Default...........................  69


                                 ARTICLE VIII

                             Administrative Agents.........................  73


                                  ARTICLE IX

                                   Guarantee...............................  76


                                   ARTICLE X

                                 Miscellaneous

SECTION 10.01.      Notices................................................  77
SECTION 10.02.      No Waivers; Amendments.................................  79
SECTION 10.03.      Payments...............................................  80
SECTION 10.04.      Governing Law; Submission to Jurisdiction..............  80
SECTION 10.05.      Expenses; Documentary Taxes; Indemnity.................  81
SECTION 10.06.      Survival of Agreements, Representations and
                     Warranties, etc.......................................  82
SECTION 10.07.      Successors and Assigns.................................  82
SECTION 10.08.      Right of Setoff........................................  86
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                                                                               4

                                                                            Page
                                                                            ----

SECTION 10.09.      Severability...........................................  87
SECTION 10.10.      Cover Page, Table of Contents and Section Headings.....  87
SECTION 10.11.      Counterparts; Effectiveness............................  87
SECTION 10.12.      WAIVER OF JURY TRIAL...................................  87
SECTION 10.13.      Entire Agreement.......................................  88
SECTION 10.14       Confidentiality........................................  87
SECTION 10.15.      Limitation on Recourse to General Partners; Pari Passu
                    Obligations............................................  88

                                   Schedules

Schedule 2.01       Lenders' Commitments


                                    Exhibits

Exhibit A           Form of Assignment and Acceptance
Exhibit B           Form of Revolving Borrowing Request
Exhibit C-1         Form of Competitive Bid Request
Exhibit C-2         Form of Notice of Competitive Bid Request
Exhibit C-3         Form of Competitive Bid
Exhibit C-4         Form of Competitive Bid Accept/Reject Letter
Exhibit D           Form of Letter of Credit Application
Exhibit E-1         Opinion of Baker & Botts L.L.P., counsel for the Borrower
Exhibit E-2         Opinion of Kerry Galvin, Esq., General Counsel
                      of Lyondell GP
Exhibit E-3         Opinion of George H. Hempstead, III, Esq., General
                      Counsel of MAI

                    CREDIT AGREEMENT dated as of November 25, 1997, among
               EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the lenders from time to time party hereto, initially consisting of those listed on Schedule 2.01 hereto; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Servicing Agent and Documentation Agent; THE CHASE MANHATTAN BANK ("Chase"), as Syndication Agent; and BofA and Chase as administrative agents (in such capacity, the "Administrative Agents").


          The Borrower (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) has requested the Lenders to extend credit in order to enable it to borrow on a revolving basis an aggregate principal amount not in excess of $1,250,000,000. The proceeds of such Borrowings are to be used to finance a $750,000,000 payment to Millennium at the closing of the Joint Venture, to provide working capital availability (including the financing of $250,000,000 required by the Borrower as a result of retention of certain accounts receivable by Millennium Petrochemicals Inc.) and for general partnership purposes, including non-hostile acquisitions and capital expenditures. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with Article II.

          "Acceptable Subordinated Loan" shall mean any loan to the Borrower from a Partner or an Affiliate of a Partner (other than the Borrower or a Subsidiary), but only to the extent that (a) such loan does not mature, and no payment, prepayment, redemption or repurchase of the principal amount thereof is required by the terms thereof, prior to the Maturity Date and (b) such loan is subordinated to the Obligations on terms acceptable to the Administrative Agents.

          "Administrative Fees" shall have the meaning assigned to such term in
Section 2.08(c).

          "Affiliate" shall mean, with respect to any person, any other person which directly or indirectly controls, is under common control with or is controlled by such person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards to the next higher 1/16th of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Servicing Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability of the Servicing Agent to obtain sufficient bids in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

          "Applicable Lending Office" shall mean, with respect to each Lender,
(i) such Lender's domestic lending office in the case of an ABR Loan, a NIBOR Loan or a Fixed Rate Loan or (ii) such Lender's LIBOR Lending Office in the case of a LIBOR Loan.

          "Applicable Percentage" shall mean, for any day, with respect to any LIBOR Loan (other than any Competitive Loan) or NIBOR Loan, or with respect to the Facility Fee, as the case may be, the applicable percentage set forth below under the caption

"LIBOR/NIBOR Spread" or "Facility Fee Percentage", as the case may be, based upon the Index Ratings:

                                                 Facility
           Index               LIBOR/NIBOR          Fee
          Ratings                 Spread        Percentage
          -------                 ------        -----------
----------------------------------------------------------------------
Category 1                            .170%         .080%
     A-/A3 or higher
----------------------------------------------------------------------
Category 2                            .200%         .100%
     BBB+/Baa1
----------------------------------------------------------------------
Category 3                            .275%         .125%
     BBB/Baa2
----------------------------------------------------------------------
Category 4                            .350%         .150%
     BBB-/Baa3
----------------------------------------------------------------------
Category 5                            .450%         .200%
     BB+/Ba1
----------------------------------------------------------------------
Category 6                            .500%         .250%
     BB/Ba2 or lower
----------------------------------------------------------------------

          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect an Index Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established an Index Rating in Category 6; (ii) if the Index Ratings established or deemed to have been established by Moody's and S&P shall fall within adjacent Categories, the Applicable Percentage shall be based on the higher of the two ratings; provided, that if the ratings established or deemed to have been established by Moody's and S&P differ by two or more Categories, the Applicable Percentage shall be based on the Category next below that in which the higher rating falls; and (iii) if the Index Ratings established or deemed to have been established by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agents shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the Index Rating of such rating agency most recently in effect prior to such change or cessation. Notwithstanding any other provision of this definition, if the Index Ratings at any time in effect shall be the ratings applicable to the Assumed Lyondell Debt and the Administrative Agents or the Required Lenders shall notify the Borrower that, in their good faith judgment, the Index Ratings are affected by the status of Lyondell as an obligor on the Assumed Lyondell Debt in such a manner that they do not fairly represent the Borrower's creditworthiness, the Borrower shall within 180 days either (i) obtain from S&P and Moody's ratings or indicative ratings of the sort referred to in clauses (a) and (b) of the definition of "Index Ratings" or (ii) agree with the Lenders on amendments to the definition of "Applicable Percentage" that in the judgment of the Borrower and the Lenders are appropriate to reflect the creditworthiness of the Borrower (which agreement will be set forth in an amendment to this Agreement). Pending the obtaining of such ratings or indicative ratings or such agreement, the Applicable Percentage will be determined by reference to the Index Ratings in effect on the 60th day prior to the giving of such notice by the Administrative Agents or the Required Lenders.

          "Asset Contribution Agreements" shall mean (i) the Asset Contribution Agreement between Lyondell, Lyondell LP and the Borrower and (ii) the Asset Contribution Agreement between Millennium Petrochemicals Inc., Millennium LP and the Borrower, each dated as of the Effective Date and as amended, supplemented or otherwise modified from time to time.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, in the form of Exhibit A.

          "Assumed Lyondell Debt" shall mean outstanding Indebtedness of Lyondell in an aggregate principal amount of $745,000,000 outstanding under the Lyondell Indentures and to be assumed by the Borrower.

          "Availability Period" shall mean the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Borrower" shall mean Equistar Chemicals, LP, a Delaware limited partnership.

          "Borrowing" shall mean (a) a Loan or group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans made by the Lender or Lenders whose

Competitive Bids have been accepted pursuant to Section 2.03 and made on a single date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

          "Business Day" shall mean any day which is not a Saturday, Sunday or legal holiday in the State of New York or the State of Texas on which banks are open for business in New York City and Houston; provided, however, that (i) when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market and (ii) when used in connection with a NIBOR Loan, the term "Business Day" shall also exclude any day on which the lending offices of the Lender that is the Servicing Agent where its Eurodollar funding operations are customarily conducted are closed.

          "Capitalized Lease Obligations" of any person shall mean obligations of such person and its consolidated subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property, which obligations are accounted for as a capital lease on the consolidated balance sheet of such person, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Management Subsidiary" shall mean a Subsidiary engaged solely in borrowing, lending and investing in the Borrower and its Subsidiaries and short-term investment activities in connection with the Borrower and its Subsidiaries and that holds no material assets other than cash, cash equivalents and intercompany receivables.

          A "Change in Control" shall occur if at any time Lyondell and Millennium cease to own in the aggregate partnership interests representing at least a majority of the total equity interest and voting power of the Borrower.

          "Class", when used in respect of any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

          "Closing Date" shall mean the date of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.07. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $1,250,000,000.

          "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

          "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit C-4.

          "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a LIBOR Loan, the Margin and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid. The Competitive Bid Rate submitted by any Lender shall include any and all reserve requirement costs of such Lender of the type referred to in Section 2.14(a) which shall be in effect on the date of the submission of such Bid.

          "Competitive Bid Request" shall mean a request made pursuant to
Section 2.03 in the form of Exhibit C-1.

          "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

          "Competitive Loan" shall mean a loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a LIBOR Competitive Loan or a Fixed Rate Loan.

          "Competitive Loan Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Competitive Loans made by such Lender.

          "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated October 1997 relating to the Borrower, the transactions contemplated herein and the Joint Venture.

          "Consolidated Net Tangible Assets" shall mean the total amount of assets of the Borrower and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from the write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt issuance fees and expenses and other like intangibles, determined on a consolidated basis.

          "Credit Event" shall mean any Borrowing (including a Borrowing resulting from a conversion or continuation of Loans pursuant to Section 2.05) or any issuance, amendment, renewal or extension of a Letter of Credit.

          "Default" shall mean any event which with the giving of notice or lapse of time or both would constitute an Event of Default.

          "Dollars" or "$" shall mean lawful currency of the United States of America.

          "EBITDA" shall mean, with respect to the Borrower and its Subsidiaries for any period, the sum, without duplication, of (a) Operating Income, (b) amortization, depreciation and depletion and (c) non-cash compensation expense (including deferred compensation expense), determined on a consolidated basis; provided, that for any fiscal quarter in which the Borrower or any Subsidiary shall incur downtime at or with respect to any plant or manufacturing or processing unit (as determined in good faith by the Borrower), the Borrower shall have the right to add up to the lesser of (i) the estimated amount by which EBITDA is impacted by such downtime or (ii) $20,000,000 to the amount of EBITDA calculated for such fiscal quarter; provided further, that such addition may only be made in the calculation of EBITDA for each of two fiscal quarters during the term of this Agreement and that any such addition may only be made for one fiscal quarter during any four consecutive fiscal quarters.

          "Effective Date" shall mean the first date on which all the conditions specified in Section 4.01 have been satisfied (or waived in accordance with Section 10.02).

          "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental and Safety Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed with respect to any of the foregoing.

          "Environmental and Safety Laws" shall have the meaning assigned to such term in Section 3.16.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

          "Event of Default" shall have the meaning specified in Article VII.

          "Exchangeable Notes" shall mean the 2.39% Senior Exchangeable Discount Notes due 2001 of MAI (formerly Hanson America Inc.) (including the Rights appurtenant thereto issued by Hanson (Bermuda) Limited, which permit the Exchangeable Notes to be redeemed by MAI and the proceeds thereof to be used by the holders thereof to purchase American Depositary Shares of Hanson PLC) in an aggregate outstanding principal amount (including accretion of original issue discount) of $42,866,000 on the date hereof.

          "Excluded Taxes" shall mean, with respect to either Administrative Agent, the Servicing Agent, any Lender, the Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or doing business taxes imposed on (or measured by) its net income, or bank share taxes, imposed by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.19(a).

          "Facility Fee" shall have the meaning assigned to such term in Section 2.08(a).

          "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Servicing Agent from three Federal funds brokers of recognized standing selected by it.

          "Fees" shall mean the Facility Fee, the Letter of Credit Fees and the Administrative Fees.

          "Financial Officer" of any person shall mean the chief financial officer, the treasurer or the principal accounting officer of such person.

          "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

          "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

          "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Fronting Bank" shall mean Chase, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.07(i). The Fronting Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Fronting Bank, in which case the term "Fronting Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

          "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, department, instrumentality or regulatory body.

          "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

          "Hazardous Materials" shall mean all substances or wastes of any nature regulated pursuant to any Environmental and Safety Laws, including all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes.

          "Illegality" shall have the meaning assigned to such term in Section 2.15(a).

          "Indebtedness" of any person shall mean, without duplication, (a) the outstanding principal amounts of all obligations of such person for borrowed money (including repurchase obligations), (b) the outstanding principal amounts of all obligations of such person evidenced by bonds, debentures, notes or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person to pay the deferred purchase price of property or services under any conditional sale or other title retention agreement, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and accrued liabilities (i) that are incurred in the ordinary course of business and paid within 60 days after the date due or
(ii) that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP), (f) all Capitalized Lease Obligations of such person, (g) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed and (h) all Guarantees of such person.

          "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

          "Index Debt" shall mean senior, unsecured, unguaranteed, non-credit enhanced long-term debt of the Borrower.

          "Index Ratings" shall mean (a) the ratings of S&P and Moody's applicable on such date to outstanding Index Debt, or (b) if no Index Debt rated by S&P and Moody's shall be outstanding, any indicative ratings made available by S&P and Moody's for senior unsecured obligations of the Borrower that would, if outstanding, constitute Index Debt, or (c) if no ratings or indicative ratings of the sort referred to in the preceding clauses (a) and (b) shall be available, the ratings of S&P and Moody's applicable on such date to the Assumed Lyondell Debt.

          "Interest Coverage Ratio" shall mean the ratio of EBITDA to Net Interest Expense for the Borrower and its Subsidiaries, determined on a consolidated basis and calculated to exclude interest expense on Acceptable Subordinated Loans.

          "Interest Payment Date" shall mean (a) with respect to any Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and (b) in the case of a LIBOR Loan, a NIBOR Loan or a Fixed Rate Loan with an Interest Period of more than three months' duration (unless otherwise specified in the applicable Competitive Bid Request), each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Loan and, in addition, the date of any continuation or conversion of such Loan with or to a Loan of a different Type.

          "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, with the consent of the Servicing Agent, 9 or 12 months) thereafter, as the Borrower may elect, (b) as to any NIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending (i) on the corresponding day in the week that is 1, 2 or 3 weeks thereafter as the Borrower may elect or (ii) after such other period of up to one month approved by the Servicing Agent as the Borrower may elect, (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the next succeeding March 31, June 30, September 30 or December 31 or, if earlier, the date of prepayment or conversion of such Borrowing, (d) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than 7 days after the date of such Borrowing or later than 360 days after the date of such Borrowing, and (e) as to any Swingline Loan, the period commencing on the date of such Loan and ending on the date specified by the Borrower as provided in Section 2.06(b), which shall not be later than 7 Business Days after the date of such Loan; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans or NIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period with respect to any Loan shall end later than the Maturity Date and (iii) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Joint Proxy Statement" shall mean the Joint Proxy Statement filed by Lyondell and Millennium with the Securities and Exchange Commission on October 17, 1997.

          "Joint Venture" shall mean the combination of certain of Lyondell's and Millennium's respective petrochemicals businesses to form a joint venture, which will be organized as a Delaware limited partnership named Equistar Chemicals, LP and headquartered in Houston, Texas, all on terms and in a manner not materially inconsistent with the Master Transaction Agreement, the Asset Contribution Agreements, the Limited Partnership Agreement and the description thereof in the Joint Proxy Statement.

          "LC Disbursement" shall mean a payment made by the Fronting Bank pursuant to a Letter of Credit.

          "LC Exposure" shall mean, at any time, the sum of (a) the aggregate amount available for drawing (assuming satisfaction of applicable drawing conditions) under all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Percentage of the total LC Exposure at such time.

          "Lenders" shall mean the persons listed on Schedule 2.01 and any other person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter of Credit" shall mean any letter of credit issued pursuant to this Agreement.

          "Letter of Credit Fees" shall mean the fees payable under paragraph
(b) of Section 2.08.

          "Leverage Ratio" shall mean the ratio of Total Indebtedness (minus Acceptable Subordinated Debt) to Total Capitalization, determined for the Borrower and its Subsidiaries at any time on a consolidated basis.

          "LIBO Rate" shall mean, with respect to any Borrowing comprised of LIBOR Loans for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service), or, if no such page of the Telerate Service shall be available, on the Bloomberg Screen British Banker's LIBOR fixing, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Borrowing for such Interest Period shall be the rate at which dollar deposits of approximately $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Servicing Agent in immediately available funds by major banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

          "LIBOR Competitive Borrowing" shall mean a Competitive Borrowing comprised of LIBOR Competitive Loans.

          "LIBOR Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "LIBOR Lending Office" shall mean, with respect to each Lender, the branches or Affiliates of such Lender which such Lender has designated as its "LIBOR Lending Office" on Schedule 2.01 or, as to any person who becomes a Lender after the Closing Date, in the Assignment and Acceptance executed by such person or such other office of such Lender as such Lender may hereafter designate from time to time as its "LIBOR Lending Office" by notice to the Borrower, as applicable, and the Servicing Agent.

          "LIBOR Loan" shall mean any LIBOR Revolving Loan or any LIBOR Competitive Loan.

          "LIBOR Revolving Borrowing" shall mean a Borrowing comprised of LIBOR Revolving Loans.

          "LIBOR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset or
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Limited Partnership Agreement" shall mean the Limited Partnership Agreement dated as of October 10, 1997 and as amended, supplemented or otherwise modified from time to time, by and among the Borrower, Lyondell GP, Millennium GP, Lyondell LP and Millennium LP.

          "Loan" shall mean a Competitive Loan or a Revolving Loan, whether made as a LIBOR Loan, a NIBOR Loan, an ABR Loan or a Fixed Rate Loan, or a Swingline Loan.

          "Lyondell" shall mean Lyondell Petrochemical Company, a Delaware corporation, and its successors and assigns.

          "Lyondell GP" shall mean Lyondell Petrochemical G.P., Inc., the wholly owned subsidiary of Lyondell that serves as one of the general partners of the Joint Venture, and its successors and assigns.

          "Lyondell Indentures" shall mean (i) the indenture dated as of May 31, 1989, as supplemented by the First Supplemental Indenture thereto dated as of May 31, 1989, between Lyondell, as issuer, and Texas Commerce National Bank Association, as trustee, providing for the issuance of 9.95% Notes due 1996 and 10.00% Notes due 1999; (ii) the indenture dated as of March 10, 1992, as supplemented by the First Supplemental Indenture thereto dated as of March 10, 1992, between Lyondell, as issuer, and Continental Bank, National Association, as trustee, providing for the issuance of 8.25% Notes due 1997 and 9.125% Notes due 2002; (iii) the indenture dated as of January 29, 1996, as supplemented by the First Supplemental Indenture thereto, dated as of February 15, 1996, between Lyondell, as issuer, and Texas Commerce Bank National Association, as trustee, providing for the issuance of 6.50% Notes due 2006 and 7.55% Debentures due 2026; (iv) the

$200,000,000 of Medium-Term Notes issued by Lyondell on February 20, 1990, and maturing on various dates from 1998 to 2005; and (v) the $150,000,000 of Medium-Term Notes issued by Lyondell on August 21, 1991, and maturing on various dates from 1998 to 2005, each as amended, supplemented or otherwise modified from time to time.

          "Lyondell LP" shall mean Lyondell Petrochemical L.P., Inc., the wholly owned subsidiary of Lyondell that serves as one of the limited partners of the Joint Venture, and its successors and assigns.

          "MAI" shall mean Millennium America Inc., a Delaware corporation, and its successors and assigns.

          "Margin" shall mean, as to any LIBOR Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          "Margin Stock" shall have the meaning given such term under Regulation U.

          "Master Transaction Agreement" shall mean the Master Transaction Agreement dated as of July 25, 1997, as amended by the First Amendment thereto dated as of October 10, 1997 and as further amended, supplemented or otherwise modified from time to time, between Lyondell and Millennium, pursuant to which Lyondell and Millennium have agreed to form the Joint Venture.

          "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower to perform any of its obligations under this Agreement or (c) material impairment of the rights of or benefits available to the Lenders, the Administrative Agents or the Servicing Agent under this Agreement; provided, however, that the term "Material Adverse Effect" shall exclude any changes that both (i) affect the petrochemicals industry as a whole and (ii) would not reasonably be expected to impair materially the ability of the Borrower to perform its obligations under this Agreement.

          "Material Subsidiary" shall mean (a) any Subsidiary other than Subsidiaries that, individually or in the aggregate, do not account for more than 5% of the assets, or more than 5% of the revenues for the four fiscal quarters most recently ended, of the Borrower and its Subsidiaries on a consolidated basis, and (b) any Subsidiary that owns a Material Subsidiary; provided that the term

"Material Subsidiary" shall exclude (i) any Cash Management Subsidiary and (ii) any Subsidiary engaged solely in the business of purchasing and owning accounts receivable generated by the Borrower and its other Subsidiaries in connection with any Securitization Transaction.

          "Maturity Date" shall mean the fifth anniversary of the Closing Date.

          "Millennium" shall mean Millennium Chemicals Inc., a Delaware corporation, and its successors and assigns.

          "Millennium GP" shall mean Millennium Petrochemicals GP LLC, the indirect, wholly owned subsidiary of MAI that serves as one of the general partners of the Joint Venture, and its successors and assigns.

          "Millennium Indentures" shall mean (i) the indenture dated as of March 1, 1994, as amended by the First Supplemental Indenture thereto dated as of May 16, 1994, the Second Supplemental Indenture thereto dated as of September 18, 1996 and the Third Supplemental Indenture dated as of October 1, 1996, among MAI, as issuer, Millennium, as guarantor, and The Bank of New York, as trustee, providing for the issuance of the Exchangeable Notes; and (ii) the indenture dated as of November 27, 1996, among MAI, as issuer, Millennium, as guarantor, and The Bank of New York, as trustee, providing for the issuance of 7% Senior Notes due November 15, 2006 and 7.625% Senior Debentures due November 15, 2026, each as amended, supplemented or otherwise modified from time to time.

          "Millennium LP" shall mean Millennium Petrochemicals LP LLC, the indirect, wholly owned subsidiary of MAI that serves as one of the limited partners of the Joint Venture, and its successors and assigns.

          "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Net Interest Expense" shall mean, with respect to the Borrower and its Subsidiaries for any period, (a) the interest expense of the Borrower and its Subsidiaries, including, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments due under any Capitalized Lease Obligation allocable to interest expense, less
(b) the amount of interest income of the Borrower and its Subsidiaries for such period, in each case determined on a consolidated basis. For purposes of the fore going, interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Subsidiaries with respect to interest rate protection agreements entered into as a hedge against interest rate exposure.

          "NIBO Rate" shall mean, with respect to any Borrowing comprised of NIBOR Loans for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1%) equal to the interest rate (adjusted for reserve requirements as incurred) at which deposits in Dollars approximately equal in principal amount to the NIBOR Loan of the Lender that is the Servicing Agent for which the NIBO Rate is being determined and for a maturity equal to the applicable Interest Period are offered in immediately available funds to such Lender by major banks in the New York interbank market at approximately 10:00 a.m., New York City time, two days prior to the commencement of such Interest Period.

          "NIBOR Borrowing" shall mean a Borrowing comprised of NIBOR Loans.

          "NIBOR Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the NIBO Rate in accordance with the provisions of
Article II.

          "Obligations" shall mean the obligations of the Borrower under this Agreement (as the same may hereafter be amended, restated, extended, supplemented or otherwise modified from time to time) with respect to the due and punctual payment, whether at maturity, by acceleration or otherwise, of (i) the principal amount of the Loans, (ii) interest on the Loans, (iii) LC Disbursements and interest thereon and (iv) all other monetary obligations of the Borrower, whether for fees, costs, indemnification or otherwise.

          "Operating Income" shall mean with respect to the Borrower and its Subsidiaries for any period the aggregate income (or deficit) of the Borrower and its Subsidiaries for such period equal to operating revenues and other proper income less, to the extent included in operating revenues or income, the aggregate for the Borrower and its Subsidiaries of (i) operating expenses, (ii) selling, administrative and general expenses and (iii) depreciation, depletion and amortization of properties.

          "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement (but excluding any Excluded Taxes).

          "Partners" shall mean the direct or indirect wholly owned subsidiaries through which Lyondell and Millennium hold their interests in the Joint Venture.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor thereto.

          "person" shall mean any natural person, judicial entity, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

          "Plan" shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code with respect to which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Preferred Stock" of any person shall mean capital stock or other ownership interests of or in such person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of capital stock or other ownership interests of or in any other class of such person. For purposes of this Agreement, the "amount" of any Preferred Stock shall be the amount payable to the holder thereof upon the liquidation or dissolution of the issuer thereof.

          "Pro Rata Percentage" shall mean, with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment. If the Commitments shall have been terminated or shall have expired, the Pro Rata Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any subsequent assignments pursuant to Section 10.07.

          "Reference Rate" shall mean the rate of interest per annum publicly announced from time to time by BofA in San Francisco as its "reference rate"; each change in the Reference

Rate shall be effective on the date such change is announced. The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.

          "Register" shall have the meaning assigned to such term in Section 10.07(f).

          "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

          "Reportable Event" shall mean any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

          "Required Lenders" shall mean Lenders representing at least 51% of the Total Commitment; provided, however, that for purposes of acceleration of the Loans pursuant to Article VII or following the termination of the Commitments, "Required Lenders" shall mean Lenders holding Loans representing at least 51% of the aggregate principal amount of the Revolving Loans and Competitive Loans outstanding.

          "Responsible Officer" of any person shall mean the chief executive officer, the president, the treasurer, any assistant treasurer, any vice president, the chief financial officer or the principal accounting officer of such person.

          "Revolving Borrowing" shall mean a Borrowing consisting of simultaneous Revolving Loans from each of the Lenders.

          "Revolving Borrowing Request" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit B.

          "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "Revolving Loan" shall mean a Loan made pursuant to Section 2.02(a).

          "S&P" means Standard & Poor's Ratings Group.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securitization Transaction" shall mean any transaction in which the Borrower or any Subsidiary sells or otherwise transfers accounts receivable (a) to one or more third party purchasers or (b) to a special purpose entity that borrows against such accounts receivable or sells such accounts receivable to one or more third party purchasers, but only to the extent that (i) amounts received in connection with the sale or other transfer of such accounts receivable would not under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower, (ii) the aggregate outstanding amount at any time of the accounts receivable sold pursuant to all such transactions by the Borrower and the Subsidiaries (the "Aggregate Sold Receivables") does not exceed $300,000,000 and (iii) the Commitments are promptly reduced by any amount by which the Aggregate Sold Receivables at any time shall exceed $150,000,000 (and any related prepayment required by Section 2.13(b) is promptly made).

          "Servicing Agent" shall mean BofA, in its capacity as servicing agent for the Lenders hereunder.

          "Subsidiary" shall mean any subsidiary of the Borrower.

          "subsidiary" shall mean, with respect to any person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, beneficially owned by the parent, by one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Swingline Exposure" shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Pro Rata Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" shall mean BofA, in its capacity as lender of Swingline Loans hereunder.

          "Swingline Loan" shall mean a Loan made pursuant to Section 2.06.

          "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Total Capitalization" shall mean at any time, as to the Borrower and its Subsidiaries, the sum of (a) the Total Indebtedness of the Borrower and its Subsidiaries and (b) the partners' equity of the Borrower and its Subsidiaries determined on a consolidated basis.

          "Total Commitment" shall mean at any time the aggregate amount of the Commitments at such time.

          "Total Indebtedness" shall mean, as to any person, (a) all Indebtedness of such person less (b) all cash and cash equivalents of such person in excess of $25,000,000, all determined on a consolidated basis in accordance with GAAP.

          "Transferee" shall have the meaning assigned to such term in Section 2.19(a).

          "Type", when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "rate" shall include the LIBO Rate, the NIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or any fixed rate.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Servicing Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Servicing Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.03. Terms Generally. Except where the context requires otherwise, the definitions in Section 1.01 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless otherwise stated, references to Sections, Articles, Schedules and Exhibits made herein are to Sections, Articles, Schedules or Exhibits, as the case may be, of this Agreement.

          SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "LIBOR Loan") or by Class and Type (e.g., a "LIBOR Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "LIBOR Borrowing") or by Class and Type (e.g., a "LIBOR Revolving Borrowing").


                                   ARTICLE II

                                   The Loans

          SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower from time to time during the Availability Period.

          (b) Notwithstanding anything to the contrary contained in this Agreement, in no event may Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans and/or LC Disbursements), (i) the aggregate Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the Total Commitment.

          (c) Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Revolving Loans hereunder during the Availability Period and subject to the terms, conditions and limitations set forth herein.

          SECTION 2.02. Loans. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made ratably by the Lenders in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Revolving Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is not less than $25,000,000, (ii) in the case of Revolving Loans (other than ABR Loans), in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than the lesser of $5,000,000 and the remaining aggregate balance of the Commitments and (iii) in the case of ABR Loans, in an aggregate principal amount which is an integral multiple of $1,000,000.

          (b) Each Competitive Borrowing shall be comprised entirely of LIBOR Competitive Loans or Fixed Rate Loans and each Revolving Borrowing shall be comprised entirely of LIBOR Revolving Loans, NIBOR Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or Section 2.04, as applicable. Each Lender may at its option make any LIBOR Loan or NIBOR Loan by causing any branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; provided, further, that if the designation of any such foreign branch or Affiliate shall result in any costs, reductions or Taxes which would not otherwise have been applicable and for which such Lender would, but for this proviso, be entitled to request compensation under Section 2.15, 2.16 or 2.19, such Lender shall not be entitled to request such compensation unless it shall in good faith have determined such designation to be necessary or advisable to avoid any material disadvantage to it. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 20 separate Borrowings (excluding Competitive Borrowings) being outstanding hereunder at any one time. For purposes of the fore going, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          (c) Subject to Section 2.05 and paragraph (d) below, each Lender shall make its Loans on the proposed date or dates thereof (i) in the case of Revolving Loans and Competitive Loans, by wire transfer of immediately available funds to the Servicing Agent in New York, New York, not later than 12:00 noon, New York City time, and (ii) in the case of Swingline Loans, as provided for in
Section 2.06. The Servicing Agent shall credit on such date the amounts so received to the general deposit account of the Borrower with the Servicing Agent or to another account specified by the Borrower and acceptable to the Servicing Agent by 3:00 p.m., New York City time; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement shall be remitted by the Servicing Agent to the Fronting Bank; and provided, further, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Servicing Agent shall return the amounts so received to the respective Lenders. Loans shall be made by the Lenders in accordance with their Pro Rata Percentages as provided in Section
2.17 and Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Unless the Servicing Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Servicing Agent such Lender's portion of such Borrowing, the Servicing Agent may assume that such Lender has made such portion available to the Servicing Agent on the date of such Borrowing in accordance with this paragraph (c) and the Servicing Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Servicing Agent, such Lender and the Borrower severally agree to repay to the Servicing Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Servicing Agent at (i) in the case of the Borrower, the interest rate applicable to ABR Loans and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Servicing Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Servicing Agent such corresponding amount, such amount shall be deemed to constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement as if it were made on the date of such Borrowing.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Servicing Agent a duly completed Competitive Bid Request in the form of Exhibit C-1, to be received by the Servicing Agent (i) in the case of a LIBOR Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed LIBOR Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Borrowing or NIBOR Borrowing shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit C-1 may be rejected in the Servicing Agent's sole discretion, and the Servicing Agent shall promptly notify the

Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify, (x) whether such Borrowing is to be a LIBOR Competitive Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall comply with the third sentence of Section 2.02(a)) and (z) the Interest Period with respect thereto (which may not end after the Maturity
Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Servicing Agent shall invite by telecopier (in the form set forth in Exhibit C-2) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

          (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Servicing Agent by telecopier, in the form of Exhibit C-3, (i) in the case of a LIBOR Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Servicing Agent. Competitive Bids that do not conform substantially to the format of Exhibit C-3 may be rejected by the Servicing Agent after conferring with, and upon the instruction of, the Borrower, and the Servicing Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which such Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

          (c) The Servicing Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Servicing Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this
Section 2.03.

          (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above.

The Borrower shall notify the Servicing Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter in the form of Exhibit C-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a LIBOR Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate with respect to any Competitive Bid Request if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate with respect to such Competitive Bid Request, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in such Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at a single Competitive Bid Rate in part, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000; provided further, however, that, if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allo cation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

          (e) The Servicing Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and, if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Servicing Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) The Borrower may submit Competitive Bid Requests for more than one Type of Loan or for more than one Interest Period at the same time on any day, but no Competitive Bid Request shall be made within five Business Days after any date on which one or more Competitive Bid Requests have previously been submitted.

          (g) If the Servicing Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one-quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Servicing Agent pursuant to paragraph (b) above.

          (h) All notices required by this Section 2.03 shall be given in accordance with Section 10.01.

          SECTION 2.04. Notice of Borrowings. (a) In order to request a Revolving Borrowing, the Borrower shall give written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) to the Servicing Agent in the form of Exhibit B (i) in the case of a LIBOR Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, (ii) in the case of a NIBOR Borrowing, not later than 11:00 a.m., New York City time, two Business Days before a proposed Borrowing and
(iii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Revolving Borrowing Request.

          (b) The Servicing Agent may waive any prior notice in connection with any Revolving Borrowing to be made on the date hereof. Any notice given pursuant to this Section 2.04 shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether such Borrowing is to be a LIBOR Revolving Borrowing, a NIBOR Borrowing or an ABR Borrowing; (y) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (z) if such Borrowing is to be a LIBOR Borrowing or a NIBOR Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any LIBOR Revolving Borrowing or NIBOR Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one week's duration. The Servicing Agent shall promptly advise the Lenders of each notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

          SECTION 2.05. Conversions and Continuations. Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Revolving Borrowing or a NIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower shall have the right at any time upon prior irrevocable telephonic notice (which shall be confirmed promptly in writing or by telecopy) to the Servicing Agent by the time that a Borrowing Request would be required under Section 2.04 if the

Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, subject in each case to the following:

          (a) if fewer than all the Loans comprising any Borrowing are to be converted or continued, such conversion or continuation shall be made pro rata among the Lenders in accordance with the respective Loans of such Lenders that are part of such Borrowing immediately prior to such conversion or continuation;

          (b) in the case of a conversion or continuation of fewer than all the Loans comprising any Borrowing, the aggregate principal amount of Loans converted or continued shall be an amount that would be a permitted Borrowing amount for Loans of the same Type under the third sentence of
     Section 2.02(a);

          (c) accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion or continuation;

          (d) if any LIBOR Revolving Loan or NIBOR Loan is converted at a time other than the end of an Interest Period applicable thereto, the Borrower shall pay any increased costs associated therewith pursuant to Section 2.16; and

          (e) no portion of a Loan may be converted into or continued as a LIBOR Revolving Loan or a NIBOR Loan with an Interest Period ending after the Maturity Date and any portion of a LIBOR Revolving Loan or NIBOR Loan for which the shortest available Interest Period would extend beyond such date shall be automatically converted at the end of the Interest Period at the time in effect into an ABR Loan.

          The Interest Period applicable to any LIBOR Revolving Loan or NIBOR Loan resulting from a conversion of a Loan shall be specified by the Borrower in the irrevocable notice of conversion delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a LIBOR Loan, or one week's duration, in the case of a NIBOR Loan. If the Borrower shall not have given timely notice to continue any Loan (other than a Competitive Loan or a Swingline Loan) into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid pursuant to the terms hereof) shall, subject to clauses (c) and (e) above, automatically be continued into a new Interest Period, which shall be of one month's duration, in the case of a LIBOR Loan, or one week's duration, in the case of a NIBOR Loan. The Servicing Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

          SECTION 2.06. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $35,000,000 or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the Total Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Swingline Lender of such request by telephone (confirmed by telecopy if requested by the Swingline Lender), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the Interest Period to be applicable thereto. If so requested by the Borrower, the Swingline Lender will quote an interest rate that, if accepted by the Borrower, will be applicable to the requested Swingline Loan, and the Borrower will promptly notify the Swingline Lender in the event it accepts such rate. The Swingline Lender will promptly advise the Servicing Agent of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e), by remittance to the Fronting Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Servicing Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Servicing Agent will give notice thereof to each Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Servicing Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Servicing Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Servicing Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Servicing Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Servicing Agent; any such amounts received by the Servicing Agent shall be promptly remitted by the Servicing Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. Any payment by a Lender pursuant to this paragraph to purchase a participation in a Swingline Loan shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.

          SECTION 2.07. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Servicing Agent and the Fronting Bank, at any time and from time to time during the period beginning on the Effective Date and ending on the fifth Business Day prior to the Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the letter of credit application submitted by the Borrower to, or entered into by the Borrower with, the Fronting Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Fronting Bank) to the Fronting Bank and the Servicing Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Fronting Bank, the Borrower also shall submit a letter of credit application in the form of Exhibit D hereto in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the Total Commitment.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Fronting Bank or the Lenders, the Fronting Bank hereby grants to each Lender, and each Lender hereby acquires from the Fronting Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Servicing Agent, for the account of the Fronting Bank, such Lender's Pro Rata Percentage of each LC Disbursement made by the Fronting Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that such participations by a Lender shall not be construed as a waiver of any claims such Lender may have against the Fronting Bank for gross negligence or wilful misconduct (as finally determined by a court of competent jurisdiction).

          (e) Reimbursement. If the Fronting Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Servicing Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to the Borrowing set forth herein, request in accordance with Section 2.04 or 2.06 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Servicing Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Pro Rata Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Servicing Agent its Pro Rata Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Servicing Agent shall promptly pay to the Fronting Bank the amounts so received by it from the Lenders. Promptly following receipt by the Servicing Agent of any payment from the Borrower pursuant to this paragraph, the Servicing Agent shall distribute such payment to the Fronting Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Fronting Bank, then to such Lenders and the Fronting Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Fronting Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agents, the Lenders nor the Fronting Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Fronting Bank; provided that the foregoing shall not be construed to excuse the Fronting Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Fronting Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Fronting Bank (as finally determined by a court of competent jurisdiction), the Fronting Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Fronting Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall promptly notify the Servicing Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Fronting Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Fronting Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Fronting Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Fronting Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Fronting Bank. The Fronting Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agents, the replaced Fronting Bank and the successor Fronting Bank. The Servicing Agent shall notify the Lenders of any such replacement of the Fronting Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Fronting Bank pursuant to Section 2.08(b). From and after the effective date of any such replacement, (i) the successor Fronting Bank shall have all the rights and obligations of the Fronting Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require. After the replacement of an Fronting Bank hereunder, the replaced Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing and the maturity of the Loans shall be accelerated or the Commitments terminated as provided in Article VII, on the Business Day that the Borrower receives notice from the Administrative Agents or Lenders with LC Exposure representing greater than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Servicing Agent, in the name of the Servicing Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (e) or (f) of
Article VII. Such deposit shall be held by the Servicing Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Servicing Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall, pending their application as provided below, be invested by the Servicing Agent, at the Borrower's risk and expense, in repurchase obligations with respect to United States Treasury securities or other high-quality overnight or short-term investments (which may include certificates of deposit of BofA), and any interest earned through the investment of such deposits shall be for the Borrower's account and shall be added to the deposits held by the Servicing Agent under this Section and applied as provided herein. Moneys in such account shall be applied by the Servicing Agent to reimburse the Fronting Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount, together with any interest earned thereon (to the extent not applied as aforesaid), shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          SECTION 2.08. Fees. (a) The Borrower agrees to pay to each Lender, through the Servicing Agent, on each March 31, June 30, September 30 and December 31, commencing December 31, 1997, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (the "Facility Fee") equal to the Applicable Percentage in effect from time to time on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the Closing Date or ending on the Maturity Date or any date on which the Commitment of such Lender shall be terminated). The Facility Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days (including the first day but excluding the last day). The Facility Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

          (b) The Borrower agrees to pay (i) to the Servicing Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Percentage as shall be used in determining the interest rate applicable to LIBOR Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Fronting Bank a fronting fee, which shall accrue at the rate of 0.100% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure. Participation fees and fronting fees shall be payable on each March 31, June 30, September 30 and December 31, commencing March 31, 1998; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agents, for their respective accounts, agent and administrative fees (the "Administrative Fees") at the times and in the amounts agreed upon in the fee letter agreements dated October 9, 1997, between Lyondell and Millennium and BofA and between Lyondell and Millennium and Chase, respectively.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Servicing Agent (or to the Fronting Bank, in the case of fees payable to it) for distribution, if and as appropriate, among the Lenders. The Administrative Fees of BofA and Chase shall be paid on the dates due, in immediately available funds, to BofA and Chase directly. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby agrees as to Loans made to it that (i) the outstanding principal balance of each Revolving Loan shall be payable on the Maturity Date, (ii) the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto and (iii) the outstanding principal balance of each Swingline Loan shall be payable to the Swingline Lender on the last day of the Interest Period applicable to such Swingline Loan; provided that on each date that a Revolving Borrowing or Competitive Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Servicing Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type of each Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Servicing Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Servicing Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

          (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request a promissory note or notes evidencing the Loans made by it hereunder, the Borrower shall deliver such a note or notes, satisfactory to the Administrative Agents, payable to such Lender and its registered assigns, and the interests represented by such note or notes shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.07) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

          SECTION 2.10.  Interest on Loans.  (a)  Subject to the provisions of
Section 2.11, each ABR Loan (including any Swingline Loan that is not bearing interest at a rate quoted by the

Swingline Lender in accordance with paragraph (d) below) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Reference Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate. Interest on each ABR Loan shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Servicing Agent, and such determination shall be conclusive absent manifest error.

          (b) Subject to the provisions of Section 2.11, (i) each LIBOR Loan (other than a LIBOR Competitive Loan) and each NIBOR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate or NIBO Rate, as the case may be, for the Interest Period in effect for such Loan plus the Applicable Percentage, and (ii) each LIBOR Competitive Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Competitive Loan plus (or minus, as applicable) the Margin offered by the Lender making such Competitive Loan and accepted by the Borrower pursuant to Section
2.03. Interest on each LIBOR Loan shall be payable on each applicable Interest Payment Date (and, in the case of Revolving Loans, upon termination of the Commitments). The LIBO Rate or NIBO Rate, as applicable, for each Interest Period shall be determined by the Servicing Agent, and such determination shall be conclusive absent manifest error. The Servicing Agent shall promptly advise the Borrower and each applicable Lender of such determination.

          (c) Subject to the provisions of Section 2.11, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Fixed Rate Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

          (d) Subject to the provisions of Section 2.11, each Swingline Loan shall bear interest at (i) the rate per annum applicable to ABR Loans as provided in paragraph (a) above or (ii) any other rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall be quoted by the Swingline Lender on the date such Loan is made and accepted by the Borrower as provided in Section 2.06; provided, that commencing on any date on which the Swingline Lender requires the Lenders to acquire participations in a Swingline Loan pursuant to Section 2.06(c), such Loan shall bear interest at the rate per annum applicable to ABR Loans as provided in paragraph (a) above.

          (e) Interest on each Loan shall accrue from and including the date on which such Loan is made and to but excluding the date such Loan is repaid.

          SECTION 2.11. Interest on Overdue Amounts; Alternative Rate of Interest. (a) If the Borrower shall default in the payment of the principal of or interest on any Loan or any Fees or other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Servicing Agent pay interest from and including the date of such default, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.10(a)) equal to (i) in the case of the principal of any Loan, the rate otherwise applicable to such Loan plus 2% per annum and (ii) in the case of any other amount, the Alternate Base Rate plus 2% per annum.

          (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Borrowing or NIBOR Borrowing the Servicing Agent shall have determined that deposits in the requested principal amounts of the LIBOR Loans or NIBOR Loans, as applicable, are not generally available in the London interbank market or the New York interbank market, as applicable, to the Required Lenders (or, in the case of a LIBOR Competitive Loan, the Lender that is required to make such Loan) or that reasonable means do not exist for ascertaining the LIBO Rate or the NIBO Rate or that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders (or, in the case of a LIBOR Competitive Loan, the Lender that is required to make such Loan) of making such LIBOR Loan or NIBOR Loan, as applicable, during such Interest Period, the Servicing Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and any request by the Borrower for a LIBOR Borrowing or a NIBOR Borrowing shall, until the circumstances giving rise to such notice no longer exist, (i) if such notice relates to a Revolving Borrowing, be deemed a request for an ABR Borrowing; provided, however, that the Borrower may withdraw any such request prior to the making of any such ABR Borrowing, (ii) if such notice relates to the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a LIBOR Borrowing or a NIBOR Borrowing, be deemed ineffective, as applicable, or
(iii) if such notice relates to a LIBOR Competitive Borrowing, be deemed ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for LIBOR

Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. Each determination by the Servicing Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.12. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall be automatically and permanently terminated on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Servicing Agent (a copy of which the Servicing Agent shall promptly provide to each Lender), the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $25,000,000 and (ii) no such termination or reduction shall be made (A) which would reduce the Total Commitment to an amount less than the sum of the aggregate Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans or (B) which would reduce any Lender's Commitment to an amount that is less than the sum of such Lender's Revolving Credit Exposure.

          (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Servicing Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fee on the amount of the Total Commitment so terminated or reduced accrued through the date of such termination or reduction.

          SECTION 2.13. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telephonic notice (which shall be confirmed promptly in writing or by telecopy) to the Servicing Agent (which shall promptly provide a copy to each Lender): (i) before 11:00 a.m., New York City time, three Business Days prior to prepayment, in the case of LIBOR Loans or NIBOR Loans, (ii) before 11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans and (iii) before 12:00 noon, New York City time, on the date of prepayment, in the case of Swingline Loans; provided, however, that each such partial prepayment of principal shall be in a minimum principal amount of $1,000,000 and an integral multiple of $1,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing without the prior consent of the Lender thereof.

          (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.12, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the sum of the aggregate Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans will not exceed the Total Commitment after giving effect to such termination or reduction.

          (c) Except to the extent otherwise specified by the Borrower making a prepayment, all prepayments under this Section 2.13 shall be applied to outstanding ABR Loans up to the full amount thereof and then shall be applied to outstanding LIBOR Loans (other than LIBOR Competitive Loans) up to the full amount thereof.

          (d)  All prepayments under this Section shall be subject to Section
2.16 but otherwise without premium or penalty. All prepayments other than prepayments of ABR Loans shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein (but subject to paragraph (d) below and Section 2.20), if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank, as applicable, of the principal of or interest on any LIBOR Loan, NIBOR Loan or Fixed Rate Loan made by such Lender or any Letter of Credit or participation therein or any fees or other amounts payable hereunder (other than changes in respect of Taxes referred to in clause
(a) or (b) of the definition of "Excluded Taxes") or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or Fronting Bank or shall impose on such Lender, the Fronting Bank or the London interbank market any other condition affecting this Agreement or LIBOR Loans, NIBOR Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any such Loan or to increase the cost to such Lender or the Fronting Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender or the Fronting Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank for such additional costs incurred or reduction suffered.

          (b) Subject to Section 2.20, if any Lender or the Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or the Fronting Bank (or any lending office of such Lender or the Fronting Bank) or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or promulgated after the date hereof by any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of its obligations under this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Fronting Bank, pursuant hereto to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's guidelines with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender or the Fronting Bank such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.

          (c) A certificate of each Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank (or its participating banks or other entities pursuant to Section 10.07) as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. Except as provided in paragraph (d) below, the Borrower shall pay each Lender or the Fronting Bank the amount shown as due on any such certificate delivered by such Lender or the Fronting Bank within 30 days after receipt of the same. Each Lender or the Fronting Bank shall submit such a certificate no more often than monthly; provided, however, that certificates with respect to amounts due with respect to identifiable Loans may be submitted at the ends of such Loans' Interest Periods.

          (d) Failure on the part of any Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Fronting Bank's rights with respect to any period to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such period or any other period; provided, however, that neither any Lender nor the Fronting Bank shall be entitled to compensation under this Section 2.14 for any costs incurred or reductions suffered more than 90 days prior to the date on which it shall have requested compensation therefor; provided further, that if the change in law or regulation or in the interpretation or administration thereof that shall give rise to any such costs or reductions shall be retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. Notwithstanding any other provision of this Section 2.14, neither any Lender nor the Fronting Bank shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender or the Fronting Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. If any Lender or the Fronting Bank shall receive as a refund any moneys from any source that it has listed on the certificate provided pursuant to (c) above as an increased cost, to the extent that the Borrower has previously paid such increased cost to such Lender or the Fronting Bank, such Lender or the Fronting Bank shall promptly forward such refund to the Borrower without interest.

          (e) Notwithstanding the foregoing provisions of this Section, no Lender shall demand compensation pursuant to this Section in respect of any Competitive Loan for any increased cost or reduction referred to above if the circumstance that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.15. Change in Legality. (a) Notwithstanding anything to the contrary herein contained (but subject to Section 2.20), if after the date of this Agreement any change in any law or regulation or in the interpretation thereof or any new law, regulation or interpretation by any Governmental Authority charged with the administration or interpretation thereof or any judgment, order or directive of any competent court, tribunal or authority shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain any LIBOR Loan or NIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan or NIBOR Loan (collectively, an

"Illegality"), then, by written notice to the Borrower and to the Servicing Agent, such Lender, so long as such Illegality continues to exist:

          (i) may declare that LIBOR Loans or NIBOR Loans, as applicable, will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a LIBOR Borrowing or a NIBOR Borrowing, as applicable, (x) shall, as to such Lender only, be deemed a request for an ABR Borrowing or
     (y) at the option of the Borrower, shall be withdrawn as to the Lender prior to the time for making the Borrowing; and

          (ii) shall promptly enter into negotiations with the Borrower and negotiate in good faith to agree to a solution to such Illegality; provided, however, that if such an agreement has not been reached by the date at which such change in law is given effect with respect to the outstanding LIBOR Loans or NIBOR Loans of such Lender, the Borrower shall immediately prepay the affected Loans.

          (b) For purposes of this Section 2.15, a notice by a Lender shall be effective as to each Loan, if lawful, on the last day of the then current Interest Period with respect thereto; provided, however, that such notice shall be effective on the date of receipt if there are no outstanding LIBOR Loans or NIBOR Loans; provided further, that if it is not lawful for such Lender to maintain any Loan in its current form until the end of the Interest Period applicable thereto, then the notice shall be effective upon receipt.

          (c) Each Lender that has delivered a notice of Illegality pursuant to paragraph (a) above agrees that it will notify the Borrower as soon as practicable if the conditions giving rise to the Illegality cease to exist.

          SECTION 2.16. Indemnity. The Borrower agrees to indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any payment, prepayment or conversion of a LIBOR Loan, NIBOR Loan or Fixed Rate Loan made to it required by any provision of this Agreement or otherwise made, or any transfer of any such Loan pursuant to Section 2.20(b), on a date other than the last day of the applicable Interest Period, (b) any default in payment or prepayment of the principal amount of any Loan made to it or any part thereof or interest accrued thereon, as and when due and payable (whether at scheduled maturity, by notice of prepayment, acceleration or otherwise), (c) the occurrence of any Event of Default, including any loss sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan, NIBOR Loan or Fixed Rate Loan, (d) any failure by the Borrower to fulfill on the date of any Borrowing by it hereunder the applicable conditions set forth in Article IV, (e) any failure of the Borrower to borrow or to convert or continue any Loan made to it hereunder after irrevocable notice of such Borrowing, conversion or continuation has been given pursuant to Section 2.03, 2.04 or 2.05 or (f) any failure of the Borrower to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan. Such loss or expense shall be the difference as reasonably determined by such Lender between (x) an amount equal to the principal amount of such LIBOR Loan, NIBOR Loan or Fixed Rate Loan being paid, prepaid, converted or transferred or not borrowed, converted or continued multiplied by a percentage per annum (computed on the basis of a 360-day year and actual days remaining for the balance of the Interest Period applicable, or which would have been applicable, to such LIBOR Loan, NIBOR Loan or Fixed Rate Loan being paid, prepaid, converted, transferred or not borrowed, converted or continued) equal to the greater of (i) the LIBO Rate or NIBO Rate applicable to such LIBOR Loan or NIBOR Loan being paid, prepaid, converted or transferred or not borrowed, converted or continued or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto or (ii) such Lender's cost of obtaining the funds for such LIBOR Loan, NIBOR Loan or such Fixed Rate Loan being paid, prepaid, converted, transferred or not borrowed, converted or continued, but in the case of LIBOR Loans or NIBOR Loans, not in excess of the LIBO Rate or NIBO Rate applicable to such Loan plus 1/16th of 1% per annum, and (y) any lesser amount that would be realized by such Lender in reemploying the funds received in payment, prepayment, conversion or transfer or as a result of the failure to borrow, convert or continue during the period from the date of such payment, prepayment, conversion or transfer or failure to borrow, convert or continue to the end of the Interest Period applicable to such LIBOR Loan, NIBOR Loan or Fixed Rate Loan at the interest rate that would apply to an interest period of approximately such duration. Any such Lender shall provide to the Borrower a statement explaining the amount of any such loss or expense, which statement shall, in the absence of manifest error, be conclusive.

          SECTION 2.17. Pro Rata Treatment. Each Revolving Borrowing, each payment of the Facility Fee and each reduction of the Total Commitment shall be allocated among the Lenders in accordance with their respective Pro Rata Percentages. Except as required under Section 2.15, each payment or prepayment of principal of any Revolving Borrowing and each continuation or conversion of any Revolving Borrowing shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans comprising such Borrowing. Each payment of interest on any Revolving Borrowing shall be allocated pro rata among the Lenders in accordance with the respective amounts of accrued and unpaid interest on their outstanding Revolving Loans comprising such Borrowing. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Swingline Borrowing or LC Disbursement shall be allocated in accordance with Sections 2.06 and 2.07, respectively.

          SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of any Revolving Loans or participations in LC Disbursements or Swingline Loans as a result of which the unpaid principal portion of its Revolving Loans or participations in LC Disbursements or Swingline Loans shall be proportionately less than the unpaid principal portion of the Revolving Loans or participations in LC Disbursements or Swingline Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the applicable Revolving Loans or participations in LC Disbursements or Swingline Loans of such other Lender, so that the aggregate unpaid principal amount of such Revolving Loans or participations in LC Disbursements or Swingline Loans and participations in the foregoing held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Revolving Loans or participations in LC Disbursements or Swingline Loans then outstanding as the principal amount of its Revolving Loans or participations in LC Disbursements or Swingline Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Revolving Loans or participations in LC Disbursements or Swingline Loans outstanding prior to such exercise of such banker's lien, setoff or counterclaim or other event; provided, however, that
(i) if any such purchase or adjustments shall be made pursuant to this Section
2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or

Swingline Loans to any assignee or participant other than the Borrower or any Affiliate thereof. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan made to it or participations in LC Disbursements or Swingline Loans deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

          SECTION 2.19. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Servicing Agent, Lender (which term, as used in this Section, shall include any assignee or transferee of a Lender, including any participation holder, subject to
Section 10.07) or Fronting Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify each Administrative Agent, the Servicing Agent, each Lender and the Fronting Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Administrative Agent, the Servicing Agent, such Lender or the Fronting Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by an Administrative Agent, a Lender or the Fronting Bank, or by the Servicing Agent on its own behalf or on behalf of a Lender or the Fronting Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Servicing Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Servicing Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Servicing Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (f) If an Administrative Agent, the Servicing Agent, a Lender or the Fronting Bank shall become aware that it is entitled to receive a refund in respect of Indemnified Taxes or Other Taxes for which it shall have received payment from the Borrower under this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 10 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If an Administrative Agent, the Servicing Agent, any Lender or the Fronting Bank shall receive a refund in respect of any such Indemnified Taxes or Other Taxes, it shall promptly repay such refund (including any penalties or interest received with respect thereto) to the Borrower, net of all out-of-pocket expenses of such Administrative Agent, the Servicing Agent, such Lender or the Fronting Bank, provided that the Borrower, upon the request of such Administrative Agent, the Servicing Agent, such Lender or the Fronting Bank, agrees to return such refund (plus penalties, interest or other charges) to such Administrative Agent, the Servicing Agent, such Lender or the Fronting Bank in the event such Administrative Agent, the Servicing Agent, such Lender or the Fronting Bank shall be required to repay such refund.

          SECTION 2.20. Duty to Mitigate; Assignment of Commitments Under Certain Circumstances. (a) If any Lender (or Transferee) claims any additional amounts payable pursuant to Section 2.14 or exercises its rights under Section
2.15 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document, including, without limitation, any such certificate or document reasonably requested by the Borrower, or to change the jurisdiction of its Applicable Lending Office or to take other actions (including the filing of certificates or documents) known to it to be available if the making of such a filing or change or the taking of such other action would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

          (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.14 or 2.15, or the Borrower shall be required to make additional payments to any Lender under Section 2.19, the Borrower shall have the right, at its own expense (which shall include the processing and recordation fee referred to in Section 10.07(b)), upon notice to such Lender and the Servicing Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.07) all its interests, rights and obligations hereunder (other than any outstanding Competitive Loans held by it) to another financial institution approved by the Servicing Agent (and, if a Commitment is being assigned, the Fronting Bank and the Swingline Lender) (which approval shall not be unreasonably withheld) which shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that
(i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Borrower shall pay to the affected Lender in immediately available funds on the date of such assignment the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts accrued for its account or owed to it hereunder (including the additional amounts asserted and payable pursuant to Section 2.14 or 2.19, if any).


                                  ARTICLE III

                         Representations and Warranties

          The Borrower (and, in the case of Section 3.18, MAI) represents and warrants to the Lenders that:

          SECTION 3.01. Organization. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority under its constitutive documents and applicable law to own its property and assets and to carry on its business as now conducted and is duly qualified and is in good standing and is authorized to do business in every jurisdiction where such qualification or authorization is required, except where the failure so to qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.02. Authorization. It has the power and authority under its constitutive documents and applicable law to execute, deliver and carry out the provisions of this Agreement and to borrow hereunder and all such actions have been duly and validly authorized by all necessary proceedings on its part under its constitutive documents and applicable law.

          SECTION 3.03. Absence of Conflicts. The execution, delivery and performance by it of this Agreement, any Borrowings by it hereunder, the formation of the Joint Venture and the other transactions contemplated hereby will not (a) violate (i) any provision of the Master Transaction Agreement, the Limited Partnership Agreement or any other agreement governing its organization and/or scope of power and authority or (ii) any applicable law, rule, regulation (including Regulation G, U or X) or order of any Governmental Authority binding upon it, (b) result in a breach of or constitute (alone or with notice or lapse of time or both) a material default under any indenture or any material agreement or other instrument to which it is a party, or by which it or any of its properties or assets are bound, or (c) result in or require the creation or imposition of any Lien upon any of its material property or assets.

          SECTION 3.04. Governmental Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with its execution, delivery or performance of this Agreement or any Borrowing hereunder, or in connection with the Joint Venture or the other transactions contemplated hereby, other than any which have been made or obtained or the failure to obtain, give, file or take which could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.05. Enforceability. This Agreement will constitute its legal, valid and binding obligation, enforceable in accordance with the terms hereof, except as such enforce ability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application from time to time affecting the rights of creditors generally and by general principles of equity, including implied obligations of good faith and fair dealing.

          SECTION 3.06. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders balance sheets, statements of income, invested capital and cash flows for the respective businesses to be contributed by each of Lyondell and Millennium to the Joint Venture in accordance with the Master Transaction Agreement and the Asset Contribution Agreements (each a "Contributed Business", and together, the "Contributed Businesses") (i) as of and for the fiscal year ended December 31, 1996, reported on by independent public accountants (Coopers & Lybrand L.L.P, in the case of the Lyondell Contributed Business, and Price Waterhouse LLP, in the case of the Millennium Contributed Business), and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1997, each certified by the chief financial officer of Lyondell or Millennium, as the case may be. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of each of Contributed Businesses as of such dates and for such periods in accordance with GAAP, subject in the case of such quarterly statements to year-end audit adjustments.

          (b) The Borrower has heretofore furnished to the Lenders (i) the unaudited income statement of the Borrower and its Subsidiaries prepared on a pro forma combined basis for the 12-month period ended December 31, 1996 and for the six-month period ended June 30, 1997, and (ii) the unaudited balance sheet of the Borrower and its Subsidiaries prepared on a pro forma combined basis, as of June 30, 1997. Such pro forma income statements and balance sheet have been prepared in good faith based on the assumptions used to prepare the pro forma financial information contained in the Joint Proxy Statement (which assumptions are believed by the Borrower on the date hereof to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Joint Venture and present fairly on a pro forma basis the estimated combined financial position of the Borrower and its Subsidiaries as of June 30, 1997, and the estimated combined results of operations of the Borrower and its Subsidiaries for the 12-month period ended December 31, 1996 and the six-month period ended June 30, 1997, assuming that the Joint Venture had been consummated at such date or at the beginning of each such period, as the case may be.

          (c) The projections contained in the Confidential Information Memorandum were prepared in good faith on the basis of the assumptions described in the Confidential Information Memorandum, which assumptions were believed by the Borrower in good faith to be reasonable in light of conditions existing at the time of preparation thereof, and the Borrower has no knowledge of any event or circumstance that would cause it to change any such assumptions in any material respect as of the date hereof, it being understood by the Administrative Agents and the Lenders that actual results may vary from the projected results set forth therein.

          (d) Each financial statement delivered pursuant to Section 5.05 (a) or (b) will, at the time it is delivered, present fairly, in all material respects, the financial position, results of operations or cash flows, as the case may be, of the Borrower as of the date or for the period to which it relates in accordance with GAAP, subject in the case of quarterly statements to year-end audit adjustments.

          SECTION 3.07. Material Adverse Effect. From June 30, 1997, to the date of this Agreement, there has not occurred any development or event affecting, or any change in the business, assets, results of operations, financial condition or prospects of, the Borrower and its Subsidiaries, taken as a whole, which has had or could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.08. Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or any of its Subsidiaries or the businesses, assets or rights of it or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.09. Compliance with Laws and Agreements. (a) Neither it nor any of its Subsidiaries is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

          (b) Neither it nor any of its Subsidiaries is in default under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. Federal Reserve Regulations. (a) Neither it nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of the Loans has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of the provisions of the Regulations of the

Board, including, without limitation, Regulation G, U or X thereof. After giving effect to each Credit Event and the application of the proceeds thereof, not more than 25% of the value, determined in accordance with Regulation U, of the assets subject to Section 6.01 will consist of Margin Stock.

          SECTION 3.11. Tax Returns. All Federal, state, local and foreign tax returns which to its knowledge are required to have been filed by or on behalf of the Borrower and its Subsidiaries, or by Lyondell or Millennium or their subsidiaries, with respect to the assets or operations of the Borrower and its Subsidiaries, have been filed, and all taxes shown to be due and payable on such returns or on any assessments received by the Borrower and its Subsidiaries (or by Lyondell or Millennium or their subsidiaries) have been paid, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.12. Employee Benefit Plans. (a) It and its ERISA Affiliates are in compliance in all material respects with those provisions of ERISA and the regulations and published interpretations thereunder which are applicable to it, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect, and no unfunded liabilities exist under all of the Plans in the aggregate that could reasonably be expected to result in a Material Adverse Effect.

          (b) Neither it nor any ERISA Affiliate has incurred any Withdrawal Liability that materially and adversely affects the financial condition of it and its Subsidiaries taken as a whole or that materially and adversely impairs its ability to perform its obligations under this Agreement or any other Loan Document. Neither it nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or is likely to result in an increase in the contributions required to be made to such Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.13. Accuracy of Information. (a) No information, report, exhibit or schedule furnished by or on behalf of it to the Administrative Agents or any Lender in connection with the negotiation of this Agreement or included herein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The representations and warranties set forth in the Master Transaction Agreement and the Asset Contribution Agreements are and will be true and correct in all material respects on and as of the date hereof and on and as of the Effective Date, except to the extent that (i) the accuracy of any thereof has been waived by the party or parties to such agreements for whose benefit the same shall have been made and (ii) the event or circumstance necessitating such waiver could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.14. Investment Company Act; Public Utility Holding Company Act. Neither it nor any of its Subsidiaries is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither it nor any of its Subsidiaries is subject to regulation as a "holding company" under the Public Utility Holding Company Act of 1935.

          SECTION 3.15. Environmental and Safety Matters. It and each of its Subsidiaries and the businesses conducted by them have complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to the environment or to protection of the environment or to employee health and safety ("Environmental and Safety Laws") except for violations that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Neither it nor any of its Subsidiaries manages or handles any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants regulated by Environmental and Safety Laws in violation of such Environmental and Safety Laws where such violation could reasonably be expected to result, individually or together with other violations, in a Material Adverse Effect. To the best of its knowledge, neither it nor any of its Subsidiaries has any liabilities or contingent liabilities relating to environmental or employee health and safety matters which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.16. Title to Properties. It and each of its Material Subsidiaries has good and, in the case of real property, marketable title to, or valid leasehold interests in or other rights to use, all its material assets and properties (including, on the Effective Date, all the assets and properties referred to in the Joint Proxy Statement as being transferred to or owned by
it), except for such assets and properties as are no longer being used or useful in the conduct of its businesses or have been disposed of in the ordinary course of business and except for defects in title and exceptions to leasehold interests that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. All such material assets and properties are free and clear of all mortgages, pledges, liens, charges, security interests and other encumbrances other than those permitted by Section 6.01.

          SECTION 3.17. Senior Ranking. The Obligations will rank equally with all of its senior, unsecured indebtedness, whether now existing or hereafter created.

          SECTION 3.18. Representations of MAI. (a) MAI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. MAI has the corporate power and authority to execute and deliver this Agreement and to carry out the provisions of Article IX hereof, and all such actions have been duly and validly authorized by all necessary corporate proceedings on its part. The execution and delivery by MAI of this Agreement and the performance of its obligations hereunder will not (a) violate (i) any provision of its certificate of incorporation or by-laws or (ii) any applicable law, rule, regulation or order of any Governmental Authority binding upon it,
(b) result in a breach of or constitute (alone or with notice or lapse of time or both) a material default under any indenture, agreement or other instrument to which it is a party, or by which it or any of its properties or assets are bound, or (c) result in or require the creation or imposition of any Lien upon any of its material property or assets. No registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with MAI's execution or delivery of this Agreement or the performance of its obligations under Article IX hereof, other than any which have been made or obtained or the failure to obtain, give, file or take which could not reasonably be expected to result in a Material Adverse Effect.



                                   ARTICLE IV

                             Conditions of Lending

          SECTION 4.01. All Borrowings. On the date of each Credit Event, the obligations of the Lenders to make Loans and the obligation of the Fronting Bank to issue, amend, renew or extend any Letter of Credit hereunder shall be subject to the satisfaction of the following conditions:

          (a) The Servicing Agent or the Fronting Bank shall have received a notice of such Credit Event as required by Section 2.03, Section 2.04 or
     Section 2.07, as applicable.

          (b) Except in the case of Borrowings that do not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty on the date of such Credit Event as to the matters specified in paragraphs (b) and
(c) of this Section.

          SECTION 4.02. Effective Date. The obligations of the Lenders and the Fronting Bank to make Loans and issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 10.02):

          (a) The Administrative Agents shall have received a certificate dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs
     (b) and (c) of Section 4.01 and paragraph (g) of this Section (with compliance with the conditions set forth in such paragraphs (b) and (c) being determined after giving effect to the transactions referred to in such paragraph (i)).

          (b) The Administrative Agents shall have received for the benefit of each Lender a signed copy of the favorable written opinion, dated the Effective Date and addressed to the Lenders, of (i) Baker & Botts L.L.P., counsel for the Borrower, substantially in the form set forth in Exhibit E-1, (ii) Kerry Galvin, Esq., General Counsel of Lyondell GP, substantially in the form set forth in Exhibit E-2 and (iii) George H. Hempstead, III, Esq., General Counsel of MAI, substantially in the form set forth in Exhibit E-3, in each case satisfactory to Cravath, Swaine & Moore, counsel for the Administrative Agents.

          (c) The Administrative Agents shall have received such documents and certificates as the Administrative Agents or their counsel may reasonably request relating to the organization, existence and good standing of each of the Borrower, Lyondell, Millennium, Lyondell GP, Millennium GP, Lyondell LP, Millennium LP and MAI, the authorization of the Joint Venture and the transactions contemplated hereby and any other legal matters relating to the foregoing, all in form and substance satisfactory to the Administrative Agents and their counsel.

          (d) The Administrative Agents shall have received counterparts of this Agreement which, when taken together, bear the signatures of all the parties hereto.

          (e) The Administrative Agents shall have received, for each Lender, copies certified by a Financial Officer of the Borrower of (i) the Master Transaction Agreement, (ii) the Limited Partnership Agreement, and (iii) the Asset Contribution Agreements, each of which shall be in full force and effect.

          (f) All consents, approvals and waivers sought to be obtained from the respective noteholders under each of the Millennium Indentures in connection with the Joint Venture and the other transactions contemplated hereby shall have been obtained, and no default will exist under the Millennium Indentures or will result under such Indentures from the consummation of the Joint Venture or the other transactions contemplated hereby; provided, however, that the consent of the holders of the Exchangeable Notes need not be obtained if, after a reasonable effort on the part of Millennium, such consent has not been obtained.

          (g) The closing of the Joint Venture, and the related transfers of assets by Lyondell and Millennium, shall have occurred or shall simultaneously occur in accordance with applicable law and on terms and in a manner not materially inconsistent with the Master Transaction Agreement, the Asset Contribution Agreements, the Limited Partnership Agreement and the description thereof in the Joint Proxy Statement.

          (h) The Administrative Agents shall have received all Fees and other amounts due and payable on or prior to the Effective Date, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (i) All legal matters incidental to this Agreement and the Borrowings hereunder shall be satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agents.

The Administrative Agents shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on December 31, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).


                                   ARTICLE V

                             Affirmative Covenants

          Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all Fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that it will, and will cause each of its Material Subsidiaries to:

          SECTION 5.01. Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted by Section 6.06.

          SECTION 5.02.  Businesses and Properties.   Except as otherwise
permitted by Section 6.06, at all times (a) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; and (b) maintain, preserve and protect all property material to the conduct of such business.

          SECTION 5.03. Insurance. Maintain insurance consistent either with the insurance maintained on the date hereof with respect to the businesses to be contributed to the Borrower or with general practices in effect from time to time in the Borrower's industry, in either case to the extent available to the Borrower and the Subsidiaries on commercially reasonable terms, and furnish to the Administrative Agents upon request information in reasonable detail as to the insurance so carried.

          SECTION 5.04. Taxes. Pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful material claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such properties or any part thereof, unless and to the extent that any such tax, assessment, charge, levy or claim is being contested in good faith by appropriate proceedings and adequate reserves are being maintained on its books with respect thereto to the extent required by GAAP.

          SECTION 5.05. Financial Statements, Reports, etc. Furnish to each Administrative Agent and to the Servicing Agent with a copy for each of the
Lenders:

          (a) Within 105 days after the end of each fiscal year of the Borrower, financial statements (which shall include a balance sheet and income statement, as well as statements of partners' equity and cash flows) showing the financial condition and results of operations of the Borrower and its Subsidiaries as of the end of and for such fiscal year prepared on a consolidated basis. The financial statements of the Borrower and its consolidated Subsidiaries delivered pursuant to this paragraph will be audited and reported on by independent public accountants of recognized standing.

          (b) Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, unaudited financial statements (which shall include a balance sheet and income statement, as well as statements of partners' equity and cash flow) showing the financial condition and results of operations of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter prepared on a consolidated basis, in each case certified by a Financial Officer of the Borrower as presenting fairly the financial position and results of operations of the Borrower and its consolidated Subsidiaries and as having been prepared in accordance with GAAP, subject to year-end adjustments.

          (c) Promptly after the same shall have been filed or furnished as described below, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Borrower or any Subsidiary with the SEC pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules promulgated thereunder.

          (d) Concurrently with (a) and (b) above, a certificate of a Financial Officer of the Borrower, (i) certifying compliance, as of the dates of the financial statements being furnished at such time and for the periods then ended, with the covenants set forth in Sections 6.01, 6.02 and 6.03, and demonstrating compliance with the covenants set forth in Sections 6.04 and 6.05 and (ii) certifying that to the best knowledge of such Financial Officer no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

          (e) Promptly, from time to time, such other information regarding this Agreement or the affairs, operations or condition (financial or otherwise) of the Borrower or any Subsidiary as the Servicing Agent may reasonably request at the request of any Lender and which is susceptible of being obtained, produced or generated by any of them or of which any of them has knowledge.

          SECTION 5.06. Litigation and Other Notices. Give the Servicing Agent prompt written notice (which the Servicing Agent shall promptly deliver to the Lenders) after any Responsible Officer learns of the following:

          (i) the issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans, or having the effect of invalidating any provision of this Agreement or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

          (ii) the filing or commencement of any action, suit or proceeding against the Borrower or any Subsidiary, whether at law or in equity or by or before any Governmental Authority or any arbitrator, as to which action, suit or proceeding there is a reasonable possibility of an adverse determination and which, if determined adversely to the Borrower or any Subsidiary, could reasonably be expected to result in a Material Adverse Effect;

          (iii) the occurrence of any development or event or any change in the business, assets, results of operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to result in a Material Adverse Effect; and

          (iv) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

          SECTION 5.07. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect, and (b) furnish to the Administrative Agents and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any Subsidiary to the PBGC that could reasonably be expected to result in a Material Adverse Effect, a statement of a Financial

Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any Subsidiary may receive from the PBGC of an intent to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans and (iii) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice concerning (A) the imposition of any Withdrawal Liability in an amount that could reasonably be expected to result in a Material Adverse Effect or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, which, in each case, is expected to result in an increase in annual contributions of the Borrower or any Subsidiary to such Multiemployer Plan in an amount that could reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. Access to Premises and Records. Keep and maintain proper books of record and account and a system of accounting established and administered in accordance with sound business practice and adequate to permit the preparation of the financial statements required to be delivered under
Section 5.05, and upon reasonable notice permit representatives of the Lenders to have access to such books of record and account and the premises of the Borrower or any Subsidiary at reasonable times and to make such excerpts from such books of record and account as such representatives deem necessary in connection with their evaluation of the ability of the Borrower to repay the Loans.

          SECTION 5.09. Compliance with Laws. Comply with all applicable laws, rules and regulations, and all orders of any Governmental Authority applicable to it or any of its property, business, operations or transactions to the extent noncompliance could reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.10. Environmental Compliance. Comply with all Environmental and Safety Laws, except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect, and provide prompt written notice to the Servicing Agent following the receipt of any notice of any violation of any Environmental and Safety Laws from any Federal, state or local Governmental Authority charged with enforcing such Environmental and Safety Laws which could reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all Fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that it will not, and will not permit any of its Material Subsidiaries, either directly or indirectly, to:

          SECTION 6.01. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

          (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workmen's compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other social security benefits and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

          (b) Liens securing the performance of bids, tenders, leases, government contracts, other contracts (other than for the repayment of borrowed money), statutory and regulatory obligations, surety, customs and appeal bonds and other obligations of a like nature, incurred as an incident to and in the ordinary course of business;

          (c) Liens encumbering pipelines or pipeline facilities that arise by operation of law, and other Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings as to which the Borrower or any such Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

          (d) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to the Borrower or any such Subsidiary, as the case may be, shall have, to the extent required by GAAP, set aside on its books adequate reserves;

          (e) (i) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property, minor irregularities of title and similar encumbrances incurred or suffered in the ordinary course of business (and with respect to leasehold interests, the interest of the landlord or owner in the leased property and mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) and (ii) licenses or leases of patents, copyrights, trademarks, tradenames and other intellectual property, which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (f) Liens upon any real property or equipment acquired (by merger or otherwise), constructed or improved by the Borrower or any Subsidiary which are created or incurred prior to or within 180 days after such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such real property or equipment or the cost of such construction or improvement, including carrying costs (but no additional amounts); provided that any such Lien shall not apply to any other property of the Borrower or any Subsidiary;

          (g) Liens on property existing at the time such property is acquired (by merger or otherwise) by the Borrower or a Subsidiary (provided that such Liens do not apply to any other property of the Borrower or any Subsidiary and such Liens and the obligations secured thereby were not created in contemplation of the acquisition by the Borrower or such Subsidiary of such property) and Liens on property of any person at the time such person becomes a Subsidiary (provided that such Liens do not apply to any other property of the Borrower or any Subsidiary and such Liens and the obligations secured thereby (other than any Liens on real property or equipment and the obligations secured thereby) were not created in contemplation of such Subsidiary of such property or of such person becoming a Subsidiary);

          (h) Liens on the property or assets of any Material Subsidiary in favor of the Borrower or any other Subsidiary;

          (i) Liens on accounts receivable deemed to arise in connection with any Securitization Transaction;

          (j) extensions, renewals and replacements of Liens referred to in clauses (a) through (i) above; provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

          (k) prejudgment, attachment or judgment Liens not giving rise to a Default or Event of Default and which are being contested in good faith by appropriate proceedings;

          (l) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries;

          (m) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of the Borrower and the Subsidiaries, to the extent such dispositions are permitted hereunder and such Liens relate only to the assets or properties to be disposed of;

          (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (o) customary Liens in favor of issuers of documentary letters of credit;

          (p) netting provisions and setoff rights in favor of counterparties to swap and other interest or exchange rate hedging agreements; and

          (q) other Liens to secure Indebtedness or other monetary obligations if, immediately after the incurrence thereof, the sum (without duplication) of (i) all amounts of Indebtedness and other monetary obligations secured by Liens which would not be permitted but for this clause (q), (ii) the obligations of the Borrower and its Material Subsidiaries in respect of sale and leaseback transactions referred to in Section 6.02 and (iii) all amounts of unsecured Indebtedness and Preferred Stock of Material Subsidiaries which would not be permitted but for clause (d) of Section 6.03, does not exceed the greater of $250,000,000 or 15% of Consolidated Net Tangible Assets as shown on the most recent audited consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to
     Section 5.05(a); provided, that for purposes of determining compliance at any time with this clause (q), the amounts of any other monetary obligations referred to in subclause (i) above or of any obligations (other than Capitalized Lease Obligations) referred to in subclause (ii) above shall be the stated or determinable amounts of such obligations at such time, unless the amounts of such obligations shall not be stated or determinable, in which case the amounts of such obligations shall be deemed to be the maximum reasonably anticipated liability of the Borrower and the Material Subsidiaries in respect thereof as determined in good faith by the Borrower;

provided that, except for the Liens referred to in clause (m) above, none of the foregoing exceptions shall permit the Borrower or any Material Subsidiary to incur, create, assume or permit to exist any consensual Lien on the capital stock owned by it of any Material Subsidiary.

          SECTION 6.02. Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby the Borrower or a Material Subsidiary shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, without the consent of the Required Lenders. Notwithstanding the foregoing, the Borrower or any Material Subsidiary may engage in any sale and leaseback transaction, without seeking the consent of the Required Lenders, if, immediately after the consummation of such transaction, the sum (without duplication) of (a) all amounts of Indebtedness and other monetary obligations secured by Liens which would not be permitted but for clause (q) of Section 6.01, (b) the obligations of the Borrower and its Material Subsidiaries in respect of sale and leaseback transactions referred to in this Section 6.02 and
(c) all amounts of unsecured Indebtedness and Preferred Stock of Material Subsidiaries which would not be permitted but for clause (d) of Section 6.03, does not exceed the greater of $250,000,000 or 15% of Consolidated Net Tangible Assets as shown on the most recent audited consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 5.05(a); provided, that for purposes of determining compliance at any time with this sentence, the amounts of any other monetary obligations referred to in subclause (a) above or of any obligations (other than Capitalized Lease Obligations) referred to in subclause (b) above shall be the stated or determinable amounts of such obligations at such time, unless the amounts of such obligations shall not be stated or determinable, in which case the amounts of such obligations shall be deemed to be the maximum reasonably anticipated liability of the Borrower and the Material Subsidiaries in respect thereof as determined in good faith by the Borrower; provided, further, that the consideration received for the sale of such assets shall be at least equal to the then-current fair market value of such assets. For purposes of the foregoing, the value of each such sale and leaseback transaction shall (except as the Borrower and the Required Lenders shall otherwise agree) be deemed to be
(a) the price at which the property pertaining thereto is sold or transferred to the lessor thereof or (b) (if higher than (a) and if the relevant lease or leases represent Capitalized Lease Obligations) the balance sheet value of such lease or leases.

          SECTION 6.03. Subsidiary Indebtedness and Preferred Stock. In the case of the Material Subsidiaries, incur, issue, create, assume or permit to exist any Indebtedness or Preferred Stock other than (a) Indebtedness or Preferred Stock of any Material Subsidiary issued to or held by the Borrower or any other Material Subsidiary, (b) Indebtedness consisting of obligations for the purchase price of real property or equipment or the cost of construction or improvement thereof referred to in Section 6.01(f) and secured by Liens permitted under such Section, (c) Indebtedness consisting of obligations referred to in Section 6.01(g) and secured by Liens permitted under such Section, and (d) any other Indebtedness or Preferred Stock; provided that the sum (without duplication) of (i) all Indebtedness and Preferred Stock of Material Subsidiaries which would not be permitted but for this clause (d), (ii) all Indebtedness and other monetary obligations secured by Liens which would not be permitted but for clause (q) of Section 6.01 and (iii) all obligations of the Borrower and its Material Subsidiaries in respect of sale and leaseback transactions referred to in Section 6.02, shall not exceed the greater of $250,000,000 or 15% of Consolidated Net Tangible Assets as shown on the most recent audited consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 5.05(a); provided further, that for purposes of determining compliance at any time with this clause (d), the amounts of any other monetary obligations referred to in subclause (i) above or of any obligations (other than Capitalized Lease Obligations) referred to in subclause
(ii) above shall be the stated or determinable amounts of such obligations at such time, unless the amounts of such obligations shall not be stated or determinable, in which case the amounts of such obligations shall be deemed to be the maximum reasonably anticipated liability of the Borrower and the Material Subsidiaries in respect thereof as determined in good faith by the Borrower.

          SECTION 6.04. Leverage Ratio. Permit the Leverage Ratio at any time to exceed 0.60 to 1.

          SECTION 6.05. Interest Coverage Ratio. At any time on or after March 31, 1998, permit the Interest Coverage Ratio for the most recently ended period of four consecutive fiscal quarters

(or such lesser number of fiscal quarters as shall have elapsed since December 31, 1997) to be less than 3.0 to 1.

          SECTION 6.06. Consolidations, Mergers, Sales of Assets. (a) Consolidate with or merge into any other person, or permit another person to merge into it, except that, so long as at the time thereof and immediately after giving effect thereto no Event of Default or Default has occurred and is continuing, (i) any Material Subsidiary may be merged, liquidated or dissolved into the Borrower or into another Material Subsidiary and (ii) any other person may be merged into the Borrower or a Subsidiary in a transaction in which the surviving person is the Borrower or a wholly owned Subsidiary and, in the case of any transaction in which the consideration (other than equity interests of the Borrower) paid by the Borrower and the Subsidiaries has an aggregate value in excess of 10% of Consolidated Net Tangible Assets as of the most recently ended fiscal quarter, the Borrower has submitted to the Administrative Agents calculations reasonably satisfactory to the Administrative Agents showing pro forma compliance with the covenants in Sections 6.04 and 6.05 assuming that such transaction had occurred at the most recent fiscal quarter end for which financial statements shall have been delivered pursuant to Section 5.05 (in the case of Section 6.04) or at the beginning of the period of four fiscal quarters ended on such date (in the case of Section 6.05).

          (b) Sell, lease, transfer or assign to any person or otherwise dispose of (i) in one transaction or a series of related transactions, the assets of the Borrower and its consolidated Subsidiaries (whether now owned or hereafter acquired) substantially as an entirety or (ii) in one transaction or a series of related transactions, assets representing more than 10% of Consolidated Net Tangible Assets as of the most recently ended fiscal quarter (other than to the Borrower or another Subsidiary) unless, in the case of any transaction or series of related transactions referred to in this clause (ii), the Borrower shall first have delivered to the Administrative Agents pro forma consolidated financial information demonstrating compliance with the covenants set forth in Sections 6.04 and 6.05 as of the most recent fiscal quarter end and for the period of four quarters or other relevant period then ended on a pro forma basis as if such transaction or series of related transactions had occurred at the beginning of such period.

          SECTION 6.07. Change of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Material Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto; provided that the Borrower and its Material Subsidiaries may engage in other businesses representing not more than 10% of Consolidated Net Tangible Assets of the Borrower as shown on the most recent audited consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 5.05(a).

          SECTION 6.08. Use of Proceeds. (a) Use or permit the use of the proceeds of Borrowings or other extensions of credit hereunder for purposes other than those set forth in the preamble to this Agreement.

          (b) Use the proceeds of Borrowings or other extensions of credit hereunder to acquire capital stock of or other ownership interests in any publicly held company unless such acquisition shall have been approved by the board of directors or comparable governing body of such company prior to the acquisition by the Borrower of a controlling interest in such company or the commencement by the Borrower of a tender offer or proxy solicitation with respect to shares of capital stock of, or other ownership interests in, such company.

          SECTION 6.09. Restrictive Agreements. Enter into or permit to exist any agreement that restricts the ability of any Material Subsidiary to pay dividends or other distributions, or to make or repay loans or advances, to the Borrower or, in the case of dividends, to any other Subsidiary owning capital stock of such Subsidiary; provided that the foregoing shall not apply to (a) customary restrictions and conditions contained in (i) any agreement relating to the sale of a Material Subsidiary, or all or substantially all of its assets, pending such sale or (ii) any agreement relating to secured Indebtedness permitted by this Agreement, if such restrictions or conditions apply only to such Subsidiary or to the property or assets securing such Indebtedness, as the case may be, (b) customary provisions in leases and other contracts restricting the assignment thereof or (c) restrictions and conditions existing with respect to any Material Subsidiary at the time it becomes a Subsidiary and not created in contemplation of such Subsidiary becoming a Subsidiary.



                                  ARTICLE VII

                               Events of Default

          In case of the happening of any of the following events (herein called "Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with this Agreement or the extensions of credit hereunder or any representation, warranty or statement made or deemed made with respect to any financial statement or in any report, certificate or other instrument or agreement furnished in connection with this Agreement or in connection with the extensions of credit hereunder shall prove to have been false or misleading in any material respect when made or deemed made;

          (b) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount due under this Agreement when and as the same shall become due and payable, and such default shall continue for a period of five days;

          (d) (i) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01 or 5.06 or in Article VI; (ii) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.05, which default referred to in this clause (ii) shall continue for a period of five days or (iii) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of the Borrower or any Subsidiary pursuant to the terms of this Agreement, which default referred to in this clause (iii) shall continue for a period of 30 days after notice thereof from either Administrative Agent or the Required Lenders to the Borrower;

          (e) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any Subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or fail generally to pay its debts as they become due;

          (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary or (iii) the winding up or liquidation of the Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

          (g) (i) default shall be made or another event shall occur with respect to any Indebtedness of the Borrower or any Subsidiary if the effect of any such default or other event shall be to accelerate, or to permit the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without the giving of notice or lapse of time or both), such Indebted ness in an aggregate amount in excess of $50,000,000; or (ii) any amount of principal of or interest on any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount in excess of $50,000,000 shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness); or (iii) without limiting the rights of the Lenders under clauses (g)(i) and (g)(ii) above, the Borrower or any Subsidiary shall default in the payment of principal of any Indebtedness, which principal, individually or in the aggregate with other defaulted principal, shall be in excess of $15,000,000, when due and payable (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness), or the principal of such Indebtedness in excess of $15,000,000 shall be declared due and payable prior to the date on which it would otherwise be due and payable and such acceleration shall not have been rescinded or annulled, or such accelerated Indebtedness shall not have been discharged, within five Business Days of such acceleration;

          (h) (A) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in a Material Adverse Effect; or (B) a trustee shall be appointed by a United States District Court to administer any such Plan or Plans or the PBGC shall institute proceedings to terminate any Plan or Plans and such appointment or termination proceedings could reasonably be expected to result in a Material Adverse Effect;

          (i) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not, in fact, contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid by the Borrower and its ERISA Affiliates to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), could reasonably be expected to result in a Material Adverse Effect;

          (j) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased could reasonably be expected to result in a Material Adverse Effect;

          (k) one or more judgments for the payment of money (not reimbursed by insurance policies of the Borrower or any Subsidiary) in excess of $20,000,000 in the aggregate shall be rendered by a court or other tribunal against the Borrower or any Subsidiary and shall remain undischarged for a period of 30 consecutive days during which the execution of such judgments shall not have been stayed effectively or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment; or

          (l) a Change in Control shall occur;

then, and in any such event (other than an event with respect to the Borrower described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Administrative Agents may, or at the written direction of the Required Lenders shall, by written or telecopied notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments,

(ii) demand cash collateral as provided in Section 2.07(j) and (iii) declare the Loans then outstanding to be forth with due and payable, whereupon the principal of the Loans so declared due and payable, together with accrued interest and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; provided, however, that, in the event of a default with respect to the Borrower described in paragraph (e) or (f) above, the Commitments shall automatically terminate, the deposit of cash collateral as provided in Section 2.07(j) shall automatically be required and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.


                                  ARTICLE VIII

                             Administrative Agents

          Each of the Lenders and the Fronting Bank irrevocably authorizes the Administrative Agents (and for purposes of this Article VIII, the term "Administrative Agent" or "Administrative Agents" shall include BofA in its capacity as Servicing Agent, as applicable) to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to the Administrative Agents by the terms hereof together with such powers as are reasonably incidental thereto. Each of the Administrative Agents may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents selected and appointed by such Administrative Agent. Each of the Administrative Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through Affiliates or its or its Affiliates' employees. The exculpatory provisions of the following paragraphs shall apply to any such sub-agent, to the Affiliates of the Administrative Agents and any such sub-agent and to the directors, officers and employees of the Administrative Agents, any such sub-agent and their respective Affiliates.

          The Administrative Agents are hereby expressly authorized and directed by the Lenders to the extent provided in this Agreement, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the

Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agents have actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agents.

          Neither the Administrative Agents nor any of their directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or in connection herewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or wilful misconduct. Each Lender acknowledges that it has decided to enter into this Agreement and to extend the Loans hereunder based on its own analysis of the creditworthiness of the Borrower and agrees that the Administrative Agents shall bear no responsibility for such creditworthiness.

          The Administrative Agents shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any other agreements on the part of the Borrower and, without limiting the generality of the foregoing, the Administrative Agents shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype or telecopy message, statement, order or other document which it reasonably believes to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that each of the Administrative Agents may exercise its rights and powers under other agreements and instruments to which it is or may be a party and engage in other transactions with the Borrower or any Subsidiary or other Affiliate as though it were not the agent of the Lenders hereunder.

          The Administrative Agents may consult with legal counsel selected by them in connection with matters arising under this Agreement and any action taken or suffered in good faith by either of them in accordance with the opinion of such counsel shall be full justification and protection to it. Each of the Administrative Agents may exercise any of its powers and rights and perform any duty under this Agreement through agents or attorneys.

          The Lenders shall, in accordance with their Pro Rata Percentages at the time of demand for indemnification hereunder, indemnify each of the Administrative Agents, in its capacity as agent on behalf of the Lenders (to the extent not reimbursed by the Borrower pursuant to the terms hereof and without limiting the obligations of the Borrower to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as results from such Administrative Agent's gross negligence or wilful misconduct) that such Administrative Agent may suffer or incur in connection with this Agreement or any action taken or omitted by it hereunder.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agents may resign at any time by notifying the Lenders, the Fronting Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent; provided that if only one Administrative Agent resigns, the remaining Administrative Agent automatically shall be deemed to have been appointed as, and have accepted the position of, successor to the resigning Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agents give notice of resignation, then the retiring Administrative Agents may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank having an office (or an Affiliate with an office) in New York, New York, with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, or upon the deemed appointment of one of the Administrative Agent or Agents as successor to the other, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agents and each of the retiring Administrative Agents shall be discharged from its duties and obligations hereunder. After any Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          The Lenders hereby acknowledge that the Administrative Agents shall not be under any duty to take any discretionary action permitted to be taken by them pursuant to the provisions of this Agreement unless they shall be requested in writing to do so by the Required Lenders or, where required, all the Lenders.


                                   ARTICLE IX

                                   Guarantee

          In order to induce the Lenders to extend credit hereunder, MAI hereby irrevocably and unconditionally guarantees, on the terms and subject to the limitations set forth in this Article, the Borrower's obligations in respect of up to $750,000,000 principal amount of the Loans and LC Disbursements outstanding at any time together with all interest accrued and unpaid thereon (such obligations being called the "Guaranteed Obligations"), which guarantee of MAI will remain in effect as long as any Guaranteed Obligations remain outstanding.

          Notwithstanding any other provision of this Article, MAI is executing this Agreement as a secondary rather than as a primary obligor, and the guarantee of MAI hereunder shall be a guarantee of collection rather than of payment when and as due, it being agreed that MAI shall be obligated to pay the Guaranteed Obligations only after the Lenders shall have pursued their other remedies to compel payment of such Guaranteed Obligations by the Borrower and after exhaustion of all available remedies, including without limitation, the liquidation of assets, payment cannot be obtained from the Borrower.

          The obligations of MAI hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, any impossibility in the performance of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of MAI hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agents or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other agreement, by any waiver or modification of any of the Guaranteed Obligations, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of MAI or otherwise operate as a discharge of MAI as a matter of law or equity.

          MAI further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed

Obligation is rescinded or must otherwise be restored by the Administrative Agents, the Servicing Agent, the Fronting Bank or any Lender upon the bankruptcy or reorganization of the Borrower or otherwise, unless those obligations of MAI have otherwise been terminated in accordance with the terms of this Agreement.

          Upon payment by MAI of any Guaranteed Obligations, each Lender shall, in a reasonable manner, assign to MAI the amount of the Guaranteed Obligations owed to it and so paid, such assignment to be pro tanto to the extent to which the Guaranteed Obligations in question were discharged by MAI, or make such disposition thereof as MAI shall direct (all without recourse to and without any representation or warranty by any Lender).

          Upon payment by MAI of any sums as provided above, all rights of MAI against the Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Guaranteed Obligations to the Lenders.


                                   ARTICLE X

                                 Miscellaneous

          SECTION 10.01. Notices. Except as specifically provided elsewhere herein, notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or, if by telecopy equipment of the sending party, delivered by such equipment) addressed:

          (a) If to the Borrower, in all cases to it at

               Equistar Chemicals, LP
               1221 McKinney Street, Suite 1600
               Houston, Texas 77010
               Telecopy:  713-652-4538

               Attention of Joseph M. Putz


          (b) If to the Administrative Agents, in all cases to:

               Bank of America National Trust and Savings Association 1850 Gateway Blvd.
               Concord, California 94520
               Telecopy:  510-675-8500

               Attention of Ando Perlas

               The Chase Manhattan Bank
               712 Main Street, 7th Floor
               Houston, Texas 77002

               Telecopy:  713-216-6387

               Attention of David Mills

          (c) If to the Servicing Agent, in all cases to it at:

               Bank of America National Trust and Savings Association 1850 Gateway Blvd.
               Concord, California 94520
               Telecopy:  510-675-8500

               Attention of Ando Perlas

          (d) If to any Lender, in all cases to it at its address as set forth in Schedule 2.01 or as it shall subsequently specify in writing to the Borrower and the Administrative Agents.

          (e) If to the Swingline Lender, to it at:

               Bank of America National Trust and Savings Association 1850 Gateway Blvd.
               Concord, California 94520
               Telecopy:  510-675-8500

               Attention of Ando Perlas

          (f)  If to the Fronting Bank, to it at:

               The Chase Manhattan Bank
               712 Main Street, 7th Floor
               Houston, Texas 77002

               Telecopy:  713-216-6387

               Attention of David Mills

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.

          SECTION 10.02. No Waivers; Amendments. (a) No failure or delay of the Administrative Agents, the Servicing Agent, the Fronting Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Servicing Agent, the Fronting Bank and the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. Except as may be otherwise expressly provided herein, no waiver of any provision of this Agreement nor any consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (unless otherwise specified herein), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agents, the Servicing Agent, any Lender or the Fronting Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement or any Exhibit or Schedule hereto may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and by the Required Lenders; provided, however, that no such agreement shall (i) change the Commitment of any Lender without the prior written consent of such Lender, (ii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any Fee payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iii) amend or modify or otherwise affect the rights or duties of the Administrative Agents, the Servicing Agent, the Fronting Bank or the Swingline Lender without the prior written consent of the Administrative Agents, the Servicing Agent, the Fronting Bank or the Swingline Lender, as the case may be, or (iv) amend or modify the definition of "Required Lenders", Section 2.17, this Section 10.02 or
Section 10.07, without the prior written consent of each Lender.

          (c) Notwithstanding any other provision of this Agreement, MAI may terminate its guarantee under Article IX at any time that it may do so under
Section 8.6(c) of the Limited

Partnership Agreement (as Section 8.6(c) is in effect on the date hereof or as such Section is hereafter amended with the consent of the Required Lenders); provided, however, that no such termination shall be effective to the extent of the amount of any Guaranteed Obligations with respect to which an Event of Default under Article VII (b) or (c) has occurred and is continuing at the time that those conditions have been satisfied until such amount has been paid in full, together with all accrued and unpaid interest thereon (it being expressly understood that under certain circumstances MAI's guarantee under Article IX may be effectively terminated by MAI as to all Guaranteed Obligations upon satisfaction of such Section 8.6(c) conditions even though an Event of Default may have occurred and be continuing).

          SECTION 10.03. Payments. Except as otherwise provided in this Agreement, all payments to be made by the Borrower to the Lenders hereunder shall be made to the Servicing Agent in immediately available funds at Bank of America National Trust and Savings Association (ABA #121000358, Account #12339-15888 and Reference: Equistar) not later than 11:00 a.m., New York City time, on the date due. Funds received after the applicable time shall be deemed to have been received by the Lenders on the following Business Day.

          Unless otherwise provided herein, if any payment of principal, interest or any other amount payable by the Borrower hereunder shall fall due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest, if any, in connection with such payment.

          Upon receipt of any payment for the accounts of the Lenders hereunder, the Servicing Agent will promptly distribute to each Lender its share of such payment.

          SECTION 10.04. Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          (b) To the extent it may effectively do so under applicable law, each of the Borrower and MAI irrevocably (i) submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or any other document contemplated hereby, irrevocably waives and (ii) agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each of the Borrower and MAI agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph (b) above brought in any such court shall be conclusive and binding upon the Borrower or MAI, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Borrower or MAI, as the case may be, is or may be subject) by a suit upon such judgment.

          (d) To the extent it may effectively do so under applicable law, each of the Borrower and MAI consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (b) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Borrower or MAI, as the case may be, as set forth or referred to in Section 10.01. To the extent it may effectively do so under applicable law, each of the Borrower and MAI agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower or MAI, as the case may be, in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to the Borrower or MAI, as the case may be.

          (e) Nothing in this Section 10.04 shall affect the right of the Administrative Agents, the Servicing Agent or any Lender to serve process in any manner permitted by law, or limit any right that the Administrative Agents, the Servicing Agent or any Lender may have to bring proceedings against the Borrower or MAI, as the case may be, in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          SECTION 10.05. Expenses; Documentary Taxes; Indemnity. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agents, the Servicing Agent, the Fronting Bank and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Fronting Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agents, the Servicing Agent, the

Fronting Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agents, the Servicing Agent, the Fronting Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout or restructuring in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Administrative Agents, the Servicing Agent, the Fronting Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or threatened claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Fronting Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Lenders or the Administrative Agents. All amounts due under this Section 10.05 shall be payable on written demand therefor.

          SECTION 10.06. Survival of Agreements, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower herein or in any certificate or other instrument delivered by the Borrower or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans and issuance of any Letters of Credit herein contemplated regardless of any investigation made by the Lenders, the Administrative Agents or the Servicing Agent or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid. The right of each Lender to receive payments pursuant to Sections 2.14, 2.16 and 2.19 shall survive the termination of this Agreement and the repayment of the Loans.

          SECTION 10.07. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any Affiliate of the Fronting Bank that issues any Letter of Credit). The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders.

          (b) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment (and the Loans at the time owing to it)); provided, however, that (i) except in the case of an assignment by a Lender to an Affiliate of such Lender or to another Lender, the Borrower and the Servicing Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Fronting Bank and the Swingline Lender) must consent to such assignment in writing (which consent may not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) except in the case of an assignment to another Lender or in the case of an assignment of the assigning Lender's total Commitment, the aggregate amount of the Commitment of the assigning Lender subject to any such assignment shall not be less than $10,000,000 (or any other smaller amount agreed upon by the Administrative Agents and the Borrower, and
(iv) the parties to each such assignment shall execute and deliver to the Servicing Agent for its acceptance and recording in the Register an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under paragraph (e) or (f) of Article VII has occurred and is continuing. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be (unless waived by the Servicing Agent) at least five Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto, and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assignor thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assignor's rights and obligations under this Agreement, the assignor shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.05 as well as to any interest and Facility Fee accrued for its account hereunder and not yet paid). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

          (c) By executing and delivering an Assignment and Acceptance, the assignor and the assignee thereunder shall be deemed to confirm to and agree with each other and the Borrower as follows: (i) such assignor warrants that it is the legal and beneficial owner of the interest being assigned free and clear of any adverse claim; (ii) except as set forth in clause (i) above, the assignor makes no other representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforce ability, genuineness, sufficiency or value of this Agreement, or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its Obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements described in Section
3.06 or the most recent financial statements delivered pursuant to Section 5.05, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the assignor and based on such documents and information as it shall deem appropriate at the time continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agents and the Servicing Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, as are delegated to the Administrative Agents and the Servicing Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will, to the extent of the interest assigned to it, perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by the Lenders.

          (d) The Borrower agrees that each Lender may without the consent of the Borrower, the Servicing Agent, the Fronting Bank or the Swingline Lender sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans owing to it) and the Borrower agrees that any purchaser of a participation in such Loans so acquired may exercise any and all rights of banker's lien, setoff, counterclaim or otherwise with respect to any and all moneys owing by the Borrower to such purchaser as fully as if such purchaser were a Lender acquiring such Loans hereunder in the amount of such participation; provided, however, that (i) such selling Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of its obligations hereunder, (iii) the participating lenders or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.19 to the same extent as if they were such Lender (but the amount claimed by any participating lender or other entity shall not exceed the amount that could have been claimed by the Lender from which it acquired its participation) and (iv) the Borrower, the Administrative Agents, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve, without the consent of or consultation with any participant, any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to Fees payable hereunder or an increase in the amount of principal of or a decrease in the rate at which interest is payable on the Loans, or an extension of the dates fixed for payments of principal of or interest on the Loans or payments of Fees).

          (e) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or the Subsidiaries furnished to the Lenders (including pursuant to Section 5.08) by or on behalf of the Borrower or the Subsidiaries, as applicable; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Borrower or any Subsidiary received from the Lenders.

          (f) The Servicing Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agents, the Servicing Agent, the Fronting Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

          (g) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agents and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to Section 2.02, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall be deemed to utilize the Commitments of all the Lenders to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.07, any SPC may assign all or a portion of its interests in any Loans to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans; provided, however, that except in the case of an assignment to a Granting Bank or a financial institution that is either an affiliate of such SPC or another Lender, the Borrower and the Servicing Agent must consent to such assignment in writing (which consent may not be unreasonably withheld).

          SECTION 10.08. Right of Setoff. (a) Upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized, in addition to any other right or remedy that any Lender may have by operation of law or otherwise, at any time and from time to time, without notice to the Borrower except to the extent required by applicable law (any such notice being expressly waived by the Borrower to the maximum extent possible under applicable law), and subject to any requirements or limitations imposed by applicable law, to exercise its banker's lien or right of setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower against any and all the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.

          (b) Each Lender agrees promptly to notify the Administrative Agents and the Borrower after any such setoff and application; provided, however, that, to the extent permitted by applicable law, the failure to give any such notice shall not affect the validity of such setoff and application.

          (c) Upon the insolvency or bankruptcy of any Lender, the Borrower is hereby authorized, in addition to any other right or remedy that it may have by operation of law or otherwise, at any time and from time to time, to exercise a right of setoff and apply any and all amounts due and owing it from such Lender to or for the account of the Borrower against amounts due from the Borrower to such Lender. Any such setoffs may be made only against payments due to such insolvent or bankrupt Lender, when and as the same become due, and no setoff may be made against any amount due and payable to any other Lender. The Borrower may not exercise any right of setoff with respect to all or any portion of deposits which are insured by the Federal Deposit Insurance Corporation.

          SECTION 10.09. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 10.10. Cover Page, Table of Contents and Section Headings. The cover page, Table of Contents and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          SECTION 10.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereon and hereon were upon the same instrument. This Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall have been received by the Servicing Agent.

          SECTION 10.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 10.12.

          SECTION 10.13. Entire Agreement. This Agreement, the letter agreements referred to in Section 2.08(c) and any promissory notes delivered pursuant hereto constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and such letter agreements, except to the extent expressly provided therein. Nothing in this Agreement or such letter agreements or promissory notes, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto and Indemnitees referred to in Section 10.05(b) any rights, remedies, obligations or liabilities under or by reason of this Agreement or such letter agreements or promissory notes.

          SECTION 10.14. Confidentiality. Each of the Administrative Agents, the Servicing Agent, the Fronting Bank, the Lenders and the SPC's (as defined in Section 10.07(h)) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to obtaining a written agreement containing provisions substantially the same as those of this Section from the intended recipient of such Information, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (including any assignee or any prospective assignee of an SPC of the type described in the last sentence of
Section 10.07(h)), (g) with the consent of the Borrower, (h) for purposes of
Section 10.07(h) only, to any rating agency or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agents, the Servicing Agent, the Fronting Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agents, the Servicing Agent, the Fronting Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

          SECTION 10.15. Limitation on Recourse to General Partners; Pari Passu Obligations. (a) The Lenders, the Administrative Agents, the Servicing Agent and the Fronting Bank agree that payment and performance of the obligations due to them from the Borrower under this Agreement and any promissory notes delivered hereunder shall be obligations of the Borrower only (and of MAI to the extent set forth in Article IX), and none of the Lenders, the Administrative Agents, the Servicing Agent or the Fronting Bank shall have any claim against or recourse (whether by operation of law or otherwise) to Lyondell GP or Millennium GP, any of their Affiliates (other than the Borrower and its

Subsidiaries) or any director, officer, employee, agent or advisor of any such person in respect of such obligations.

          (b) The Asset Contribution Agreement between Lyondell, Lyondell LP and the Borrower (as referred to in the definition of "Asset Contribution Agreements") contains provisions under which the Borrower would be obligated to reimburse Lyondell for any amounts paid by Lyondell on account of the principal of or interest on the Assumed Lyondell Debt. The Lenders acknowledge and agree that the obligations of the Borrower in respect of such reimbursement obligations will rank pari passu with the Obligations.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                              EQUISTAR CHEMICALS, LP,

                                by  /s/ Joseph Putz
                                    ---------------------------------
                                    Name:  Joseph M. Putz
                                    Title: Senior Vice President
                                          Finance and Administration


                              MILLENNIUM AMERICA INC., as Guarantor,

                                by  /s/ Christine Wubbolding
                                    ----------------------------------
                                    Name:  Christine Wubbolding
                                    Title: V.P. & Treasurer

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, individually and as Administrative Agent, Documentation Agent and Servicing Agent,

                                by  /s/ Steve Aronowitz
                                    ----------------------------------------
                                    Name:  Steve Aronowitz
                                    Title: Managing Director

                              THE CHASE MANHATTAN BANK,
                              individually and as Administrative
                              Agent and Syndication Agent,

                                by  /s/ Mary Elizabeth Swerz
                                    ----------------------------------------
                                    Name:  Mary Elizabeth Swerz
                                    Title: Vice President

                              ABN AMRO BANK N.V.,

                                by  /s/ Micheal W. Nepveux
                                    ----------------------------------------
                                    Name:  Micheal W. Nepveux
                                    Title: Vice President

                                by  /s/ Collis G. Sanders
                                    ----------------------------------------
                                    Name:  Collis G. Sanders
                                    Title: Sr. Vice President

                              BANK AUSTRIA AG,

                                by  /s/ Joseph A. Steiner
                                    ----------------------------------------
                                    Name:  Joseph A. Steiner
                                    Title: Senior Vice President

                                by  /s/  Jonathan B. Bakker
                                    ----------------------------------------
                                    Name: Jonathan B. Bakker
                                    Title: Vice President

                              THE BANK OF NEW YORK,

                                by  /s/ Raymond Palmer
                                    ----------------------------------------
                                    Name:  Raymond Palmer
                                    Title: Vice President

                              THE BANK OF NOVA SCOTIA,

                                by  /s/ F.C.H. Ashby
                                    ----------------------------------------
                                    Name:  F.C.H. Ashby
                                    Title: Senior Manger Loan Operations

                              THE BANK OF TOKYO-MITSUBISHI,

                                by  /s/  Takeshi Yokokawa
                                    ----------------------------------------
                                    Name:  Takeshi Yokokawa
                                    Title: Deputy General Manager

                              BANQUE NATIONALE DE PARIS

                                by  /s/ Philip Ugalde
                                    ----------------------------------------
                                    Name:  Philip Ugalde
                                    Title: Banking Officer

                              CIBC INC.

                                by  /s/ Neal A. Sobol
                                    ----------------------------------------
                                    Name:  Neal A. Sobol
                                    Title: Executive Director
                                           CIBC Oppenheimer Corp., as Agent

                              COMMERZBANK AG, ATLANTA AGENCY

                                by  /s/ D. Suttles
                                    ----------------------------------------
                                    Name:  D. Suttles
                                    Title: Vice President

                                by  /s/ P. Mahoney
                                    ----------------------------------------
                                    Name: P. Mahoney
                                    Title: Assistant Treasurer

                              CREDIT LYONNAIS NEW YORK BRANCH,

                                by  /s/ Pascal Poupelle
                                    ----------------------------------------
                                    Name:  Pascal Poupelle
                                    Title: Executive Vice President

                              THE DAI-ICHI-KANGO BANK, LTD.,

                                by  /s/ Matthew G. Murphy
                                    ----------------------------------------
                                    Name:  Matthew G. Murphy
                                    Title: Vice President

                              DG BANK

                                By  /s/  Mark Connelly
                                    ----------------------------------------
                                    Name:  Mark Connelly
                                    Title: Vice President

                                By  /s/ Wolfgang Bollman
                                    ----------------------------------------
                                    Name: Wolfgang Bollman
                                    Title: Senior Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO,

                                by  /s/ Leo Loughead
                                    ----------------------------------------
                                    Name:  Leo Loughead
                                    Title: Corporate Banking Officer

                              THE INDUSTRIAL BANK OF JAPAN, LTD.,
                              NEW YORK BRANCH

                                by  /s/ Kensaku Iwata
                                    ----------------------------------------
                                    Name:  Kensaku Iwata
                                    Title: Senior Vice President & Deputy
                                           General Manager, Houston Office

                              KREDEITBANK N.V.

                                by  /s/ Robert Snauffer
                                    ----------------------------------------
                                    Name:  Robert Snauffer
                                    Title: Vice President

                                by  /s/  Raymond F. Murray
                                    ----------------------------------------
                                    Name:  Raymond F. Murray
                                    Title: Vice President

                              THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED

                                by  /s/ Douglas A. Whiddon
                                    ----------------------------------------
                                    Name:  Douglas A. Whiddon
                                    Title: Senior Vice President

                              MARINE MIDLAND BANK,

                                by  /s/  Rochelle Forster
                                    ----------------------------------------
                                    Name:  Rochelle Forster
                                    Title: Vice President

                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK,

                                by  /s/  James S. Finch
                                    ----------------------------------------
                                    Name:  James S. Finch
                                    Title: Vice President

                              NATIONSBANK, N.A.,

                                by  /s/ Marcus A. Boyer
                                    ----------------------------------------
                                    Name:  Marcus A. Boyer
                                    Title: Senior Vice President

                              PNC BANK, National Association

                                by  /s/ Timothy J. Marchando
                                    ----------------------------------------
                                    Name:  Timothy J. Marchando
                                    Title: Vice President

                              THE SANWA BANK LIMITED,

                                by  /s/  Ryoichi Shinke
                                    ----------------------------------------
                                    Name:  Ryoichi Shinke
                                    Title: Assistant Vice President

                              SOCIETE GENERALE, NEW YORK BRANCH

                                by  /s/ Karen M. Sager
                                    ----------------------------------------
                                    Name:  Karen M. Sager
                                    Title: Vice President

                              THE SUMITOMO BANK, LIMITED

                                by  /s/ Kazuyoshi Ogawa
                                    ----------------------------------------
                                    Name:  Kazuyoshi Ogawa
                                    Title: Joint General Manager

                              SUNTRUST BANK, ATLANTA,

                                by  /s/ Steven J. Newby
                                    ----------------------------------------
                                    Name:  Steven J. Newby
                                    Title: Corporate Banking Officer

                              THE TORONTO-DOMINION BANK

                                by  /s/ Jorge A. Garcia
                                    ----------------------------------------
                                    Name:  Jorge A. Garcia
                                    Title: Manager Credit Administration

                                                                EXHIBIT A TO THE
                                                                CREDIT AGREEMENT

                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement dated as of November 25, 1997 (as amended, modified, supplemented or waived, the "Credit Agreement"), among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the lenders from time to time party thereto; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Servicing Agent and Documentation Agent; THE CHASE MANHATTAN BANK ("Chase"), as Syndication Agent; and BofA and Chase as administrative agents (in such capacity, the "Administrative Agents"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

          1. The Assignor named below hereby sells and assigns, without recourse to the Assignor, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse to the Assignor, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Effective Date, and the Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.07 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) except as otherwise provided in the Credit Agreement, the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          2. This Assignment and Acceptance is being delivered to the Servicing Agent and the Borrower together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms referred to in Section 2.19 (e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Agreement, an administrative questionnaire in the form provided by the Servicing Agent and
(iii) a processing and recordation fee of $3,500.

          3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment: ____________________________________________________________

Legal Name of Assignor: ________________________________________________________

Legal Name of Assignee: ________________________________________________________

Assignee's Address for Notices: ________________________________________________

________________________________________________________________________________

Assignee's Domestic Lending Office Address: ____________________________________

________________________________________________________________________________

Assignee's LIBOR Lending Office Address: _______________________________________

________________________________________________________________________________

Effective Date of Assignment (may
not be fewer than 5 Business Days
after the Date of Assignment except
as specified in the Credit Agreement): _________________________________________

                                                Percentage Assigned of
                             Principal Amount   Facility/or Commitment
                             Assigned           (set forth, to at least
                             (and identifying   8 decimals, as a
                             information        percentage of the
                             as to individual   Facility and the
                             Revolving Loans    aggregate Commitments
                             and Competitive    of all Lenders
Facility                     Loans)             thereunder)
----------------------       ----------------   -----------------------
Commitment Assigned:         $                                         %
Revolving Loans:             $                                         %
Competitive Loans:           $                                         %


The terms set forth herein
are hereby agreed to:

                                           Accepted (if required):

_________________, as Assignor,            EQUISTAR CHEMICALS, LP
By:__________________
   Name:                                   By:______________________
   Title:                                     Name:
                                              Title:
_________________, as Assignee,
By:__________________
   Name:
   Title:

                                                                EXHIBIT B TO THE
                                                                CREDIT AGREEMENT

                                   [FORM OF]

                           STANDBY BORROWING REQUEST

Bank of America National Trust and Savings Association, as
Servicing Agent
for the Lenders referred to below,
1850 Gateway Blvd.
Concord, CA 94520

Attention:     Agency Management Services

Dear Sirs:

               The undersigned, Equistar Chemicals, LP (the "Borrower"), refers to the Credit Agreement dated as of November 25, 1997 among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the lenders from time to time party thereto; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Servicing Agent and Documentation Agent; THE CHASE MANHATTAN BANK ("Chase"), as Syndication Agent; and BofA and Chase as administrative agents (in such capacity, the "Administrative Agents") (as amended, modified, supplemented or waived, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

               The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Revolving Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Revolving Borrowing is requested to be made:

(A)  Date of Borrowing
     (which is a Business Day)                            ______________________
(B)  Principal amount of
     Borrowing                                            ______________________
(C)  Interest rate basis/1/                               ______________________
(D)  Interest Period and the last
     day thereof/2/

________________________
     /1/   LIBOR Borrowing, NIBOR Borrowing or ABR Borrowing.
     /2/   Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

          Upon the making of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b), to the extent applicable to this Revolving Borrowing, and (c) of the Credit Agreement have been satisfied.

                                    Very truly yours,

                                    EQUISTAR CHEMICALS, LP

                                         By
                                         ________________________
                                         Title:[Responsible Officer]

                                                              EXHIBIT C-1 TO THE
                                                                CREDIT AGREEMENT


                                   [FORM OF]

                            COMPETITIVE BID REQUEST

Bank of America National Trust and Savings Association, as
Servicing Agent
for the Lenders referred to below,
1850 Gateway Blvd.
Concord, CA 94520                                                        [Date]

Attention: Agency Management Services

Dear Sirs:

            The undersigned, Equistar Chemicals, LP (the "Borrower"), refers to the Credit Agreement dated as of November 25, 1997, among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the lenders from time to time party thereto; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Servicing Agent and Documentation Agent; THE CHASE MANHATTAN BANK ("Chase"), as Syndication Agent; and BofA and Chase as administrative agents (in such capacity, the "Administrative Agents") (as amended, modified, supplemented or waived, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

            The Borrower hereby gives you notice pursuant to Section 2.03 (a) of the Credit Agreement that it requests a Competitive Borrowing, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
     (which is a Business Day)                          ________________________
(B)  Principal Amount of
     Competitive Borrowing/1/                           ________________________
(C)  Interest rate basis/2/                             ________________________
(D)  Interest Period and the last
     day thereof/3/                                     ________________________

___________________________
     /1/ Not less than $5,000,000.
     /2/ LIBOR Competitive Borrowing or Fixed Rate Borrowing.
     /3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

Upon acceptance of any or all of the Competitive Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b), to the extent applicable to this Borrowing, and (c) of the Credit Agreement have been satisfied.

                                             Very truly yours,

                                             EQUISTAR CHEMICALS, LP

                                               by
                                                    ____________________________
                                                    Title: [Responsible Officer]

                                                              EXHIBIT C-2 TO THE
                                                                CREDIT AGREEMENT

                                   [FORM OF]

                       NOTICE OF COMPETITIVE BID REQUEST

[Name of Lender]
[Address]
                                                                          [Date]

Attention:

Dear Sirs:

     Reference is made to the Credit Agreement dated as of November 25, 1997, among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the lenders from time to time party thereto; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Servicing Agent and Documentation Agent; THE CHASE MANHATTAN BANK ("Chase"), as Syndication Agent; and BofA and Chase as administrative agents (in such capacity, the "Administrative Agents") (as amended, modified, supplemented or waived, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

     A Borrower made a Competitive Bid Request on [ ], 19[ ], pursuant to
Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date] / [Time]./1/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing       _______________________________________


(B)  Principal amount of
     Competitive Borrowing              ________________________________________

(C)  Interest rate basis                ________________________________________

(D)  Interest Period and the last
     day thereof                        ________________________________________

______________________

     /1/   The Competitive Bid must be received by the Administrative Agent (i)
in the case of LIBOR Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed Competitive Borrowing, and
(ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of the proposed Competitive Borrowing.

                              Very truly yours,
                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as Servicing Agent,

                              By________________________________________

                                    Title:______________________________

                                                              EXHIBIT C-3 TO THE
                                                                CREDIT AGREEMENT

                                   [FORM OF]

                                COMPETITIVE BID

Bank of America National Trust and Savings Association, as
Servicing Agent
for the Lenders referred to below,
1850 Gateway Blvd.
Concord, CA  94520                                                       [Date]

Attention:   Agency Management Services

Dear Sirs:

     The undersigned, [Name of Lender], refers to the Credit Agreement dated as of November 25, 1997, among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the lenders from time to time party thereto; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Servicing Agent and Documentation Agent; THE CHASE MANHATTAN BANK ("Chase"), as Syndication Agent; and BofA and Chase as administrative agents (in such capacity, the "Administrative Agents") (as amended, modified, supplemented or waived, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

     The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response to the Competitive Bid Request made by
Equistar Chemicals, LP (the "Borrower") on [                  ], 19[   ], and in
that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount/1/                     ___________________________________

(B)  Competitive Bid Rate/2/                 ___________________________________


_____________________
     /1/   Not less than $5,000,000 and not greater than the requested
Competitive Borrowing. Multiple bids will be accepted by the Administrative
Agent.

     /2/   I.e., LIBO Rate + or - %, in the case of LIBOR Competitive Loans, or
           -----
%, in the case of Fixed Rate Loans. The Competitive Bid Rate shall be inclusive of any and all reserve requirement costs of the Lender pursuant to Section 2.14(a) of the Credit Agreement.

(C)  Interest Period and last day thereof         ______________________________

     The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                                    Very truly yours,

                                    [NAME OF LENDER],

                                         by

                                              __________________________________
                                              Title:

                                                                  EXHIBIT C-4 TO
                                                                CREDIT AGREEMENT

                                   [FORM OF]

                      COMPETITIVE BID ACCEPT/REJECT LETTER

                                                                          [Date]

Bank of America National Trust and Savings Association,
as Servicing Agent
for the Lenders referred to below
1850 Gateway Blvd.
Concord, CA  94520

Attention:     Agency Management Services

Dear Sirs:

     The undersigned, Equistar Chemicals, LP (the "Borrower"), refers to the Credit Agreement dated as of November 25, 1997 (as amended, modified, supplemented or waived, the "Credit Agreement"), among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the lenders from time to time party thereto; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Servicing Agent and Documentation Agent; THE CHASE MANHATTAN BANK ("Chase"), as Syndication Agent; and BofA and Chase as administrative agents (in such capacity, the "Administrative Agents").

     In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ____________ and, in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept following bids for maturity on [date]:

Principal Amount                    Fixed Rate/Margin
----------------                    -----------------
     Lender
     ------

$                        [%] / [+ / -.  %]


We hereby reject the following bids:

Principal Amount                    Fixed Rate/Margin
----------------                    -----------------
     Lender
     ------

$                        [%] / [+ / -.  %]


     The funds should be deposited in Bank of America National Trust and Savings
Association account number [              ] on [date] [or] [wire transferred to
[Name of Bank] account number [          ] [other wire instructions] on [date]].

                                    Very truly yours,

                                    EQUISTAR CHEMICALS, LP

                                    by

                                         ___________________________
                                         Name:
                                         Title:

                                                                EXHIBIT D TO THE
                                                                CREDIT AGREEMENT

                           APPLICATION AND AGREEMENT
                   FOR IRREVOCABLE STANDBY LETTER OF CREDIT
           [_] WITHOUT RENEWALS   [_] WITH RENEWALS  Renewable until __________.
                                                                     latest date

                                                                             FOR BANK USE ONLY
                                                                       --------------------------------------------
To:  TEXAS COMMERCE BANK NATIONAL ASSOCIATION                          Date:                     L/C No.:
                                                                       --------------------------------------------
     P.O. Box 2558                                                     Applicant No.:
                                                                       --------------------------------------------
     Houston, Texas 77252-8300                                         Beneficiary No.:
                                                                       --------------------------------------------
     Date of this Application _____________                            Advising Bank No.:
                                                                       --------------------------------------------

Gentlemen:
The undersigned Applicant(s) hereby request(s) you to establish an irrevocable Standby Letter of Credit as set forth below in such language as you may deem appropriate, with such variations from such terms as you may in your discretion determine are necessary and are not materially inconsistent with this Application and Agreement, and forward the same by:

[_] Cable/telex (full details)     [_] Airmail    [_] Brief Cable/telex    [_] Other______________________________________________


[_] Through your correspondent for delivery to the beneficiary or advised through_________________________________________________
[_] Directly to beneficiary
All banking charges other than the issuing Bank's are for     [_] Beneficiary     [_] Applicant(s)
------------------------------------------------------------------------------------------------------------------------------------

Liability of                                                            on Behalf of (as to appear on Letter of Credit)


 ___________________In favor of (Beneficiary)___________________        ___________________________________________________
                                                                                               Amount
                                                                        In figures:


                                                                        In words:

------------------------------------------------------------------------------------------------------------------------------------

Partial drawings:     [_] Allowed   [_] Not Allowed                     Expiring at the close of business on

If drawings are allowed in installments within given periods and no drawing is made for an installment within the applicable
period, the credit
                                                                        ___________________________________________________________
[_] Shall  [_] Shall not     be available for subsequent installments   At your counters, unless otherwise indicated, for Sight
                                                                        Payment
------------------------------------------------------------------------------------------------------------------------------------

To be available by drafts at sight drawn on you duly signed and endorsed, or specify any other drawee: _____________________________
And accompanied by documents as specified below:
Beneficiary's manually signed statement on its letterhead reading exactly as follows:


------------------------------------------------------------------------------------------------------------------------------------

(Complete only when the beneficiary's bank or correspondent is to issue its undertaking based on the issued Standby Letter of
Credit)
[_] Request beneficiary's bank to issue and deliver their (specify type of undertaking, bid or performance bond, or other)


    __________________________________________________________
    In favor of:

    __________________________________________________________

    For an amount not exceeding that specified above, effective immediately and expiring
    at their office on                                                                          ____________________________________
                                                                                                (30 days prior to expiry date above)


    relative to ___________________________________________________ .
------------------------------------------------------------------------------------------------------------------------------------

The opening of this credit is subject to the terms and conditions as set forth in the Credit Agreement among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the lenders from time to time party hereto; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as Servicing Agent and Documentation Agent; THE CHASE MANHATTAN BANK ("Chase"), as Syndication Agent; and BofA and Chase as administrative agents (in such capacity, the "Administrative Agents"), to which terms and conditions agree.

APPLICANTS:


__________________________________           ___________________________________
        Printed Name                                     Printed Name


By:_______________________________           By: _______________________________
      Authorized Signature                          Authorized Signature

                                             CORRESPONDENT/MEMBER BANK:


__________________________________           ___________________________________
        Printed Name                                     Printed Name


By:_______________________________           By: _______________________________
      Authorized Signature                          Authorized Signature


BANK ACCEPTANCE: The Bank's Acceptance evidenced by the undersigned authorized representative's signature is provided as its acknowledgment that his agreement represents the final agreement by the parties which may not be contradicted by evidence of prior contemporaneous, or subsequent oral agreements between the parties.

TEXAS COMMERCE BANK NATIONAL ASSOCIATION


By: _____________________________________

                                [Letterhead of]

                           GEORGE H. HEMPSTEAD, III
                              GENERAL COUNSEL OF
                            MILLENNIUM AMERICA INC.
                                      AND
                       MILLENNIUM PETROCHEMICALS GP LLC


                                                                December 1, 1997



To:  Bank of American National Trust
     and Savings Association, as Servicing
     Agent and Documentation Agent, and
     The Chase Manhattan Bank, as
     Syndication Agent, and each Lender
     named on the signature pages to the
     Credit Agreement referred to below

                             EQUISTAR CHEMICALS, LP

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 4.02(b) of the Credit Agreement dated as of November 25, 1997 among Equistar Chemicals, LP, as Borrower; Millennium America Inc., as Guarantor; the Lenders from time to time party thereto; Bank of America National Trust and Savings Association ("BofA"), as Servicing Agent and Documentation Agent; The Chase Manhattan Bank ("Chase"), as Syndication Agent; and each of BofA and Chase, as Administrative Agents (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

          I am the General Counsel of Millennium America Inc. (the "Guarantor"); and I, or individuals under my direction, have examined originals, or copies certified or otherwise identified, of the Credit Agreement, the Asset Contribution Agreement to which the Borrower, Millennium Petrochemicals Inc. and Millennium LP are a party (the "Millennium Asset Contribution Agreement"), certificates of public officials and other documents, as the basis for my opinion hereinafter set forth.

          On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth below, I am of the opinion that:

          1. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor has the requisite corporate power and authority to execute and deliver the Credit Agreement and to perform its obligations under Article IX of the Credit Agreement, and all such actions have been duly and validly authorized by all necessary corporate proceedings on its part.

          2. The execution and delivery of the Credit Agreement and the performance of the Guarantor's obligations under Article IX thereof do not (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained, made or taken or the failure to obtain, make or take which would not reasonably be expected to result in a Material Adverse Effect, (b) violate any provision of its certificate of incorporation or bylaws, (c) violate any applicable federal law or regulation or any law or regulation of the State of New York or the General Corporation Law of the State of Delaware or any order of any Governmental Authority binding on it, (d) result in a material breach of or constitute (alone or with notice or lapse of time or both) a material default under any indenture, material agreement or other instrument to which it is a party, or by which it or any of its properties or assets is bound or (e) result in the creation or imposition of any Lien on any of its material properties or assets.

          3. The Credit Agreement has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other laws affecting creditors' rights and remedies generally, (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

          4. Neither the Guarantor nor any of its Subsidiaries, is a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

          5. The Asset Contribution Agreement and the conveyancing documents contemplated thereby are effective to transfer the assets covered thereby, subject to obtaining from third parties all requisite consents to the transfer of those assets (the "Third Party Consents"). No Third Party Consent is required for the transfer of any assets covered by the Asset Contribution Agreement, except such that have been obtained or the failure to obtain which would not reasonably be expected to result in a Material Adverse Affect.

          The foregoing opinion is subject to the following assumptions, qualifications and limitations:

          A. I have, without independent verification, relied on certificates of representatives of the Guarantor and the representations and warranties of the Guarantor contained in the Credit Agreement with respect to the accuracy of the factual matters contained therein and assumed (i) that each party to the Credit Agreement has the power and authority to enter into the Credit Agreement and to perform its obligations thereunder (other than the Guarantor), (ii) the due authorization, execution and delivery of the Credit Agreement by each party thereto (other than the Guarantor), (iii) that the Credit Agreement constitutes the legal, valid, binding and enforceable obligation of each party thereto (other than the Guarantor) and
     (iv) the genuineness of all signatures (other than the signature of the Guarantor), the conformity to authentic, original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all documents submitted to us as originals.

          B.  No opinion is expressed above as to the enforceability of Section
     10.09 of the Credit Agreement or any provisions in the Credit Agreement that purport to (i) provide that rights and remedies are not exclusive, that every right and remedy is cumulative and may be exercised in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more others, (ii) (a) prohibit oral amendments to or waivers of provisions of the Credit Agreement or (b) waive rights of any party that cannot be waived as a matter of applicable law,
     (iii) entitle a party to indemnification or absolution from liability in respect of any matters arising under any securities laws or in whole or in part by reason of any illegal, wrongful or grossly negligent act or omission of that party or (iv) establish any evidentiary standard.

          C.   No opinion is expressed above as to various state and federal
laws and regulations   regulating banks or other financial institutions or the
business or lending transactions of any Agent,   Lender, SPC or the Fronting
Bank which may relate to the Credit Agreement or the transactions contemplated thereby.

          With respect to the opinion set forth in paragraph 4 above, I have relied upon In the Matter of Suburban Propane Gas Corporation (SEC Release No.
            -------------------------------------------------
22847) and In the Matter of National Distillers and Chemical Corporation (SEC
           -------------------------------------------------------------
Release No. 22848) and the Application of Suburban Propane, L.P. for Declaration of Non-Utility Company Status Pursuant to Section 2(a)(4) and for Exempt Holding Company Status pursuant to Section 3(a)(3) under the Public Utility Company Holding Act of 1935, filed with the Securities and Exchange Commission on February 26, 1996.

          This opinion is limited to applicable federal law, the applicable law of the State of New York and the General Corporation Law of the State of Delaware and is rendered solely to you in connection with the above matter. This opinion may not be relied on by you for any other purpose or relied on by any other Person without my prior written consent, except that copies of this opinion may be furnished to, and relied on by, any Person who is an assignee pursuant to Section 10.07 of the Credit Agreement, other than any assignee that is an SPC or an assignee of an SPC.


Very truly yours,



George H. Hempstead, III
General Counsel

                                Kerry A. Galvin
                                General Counsel
                       LYONDELL PETROCHEMICAL G.P. INC.
                           1221 McKinney, Suite 1600
                               Houston, TX 77010



                                                                December 1, 1997


To:  Bank of American National Trust
     and Savings Association, as Servicing
     Agent and Documentation Agent, and
     The Chase Manhattan Bank, as
     Syndication Agent, and each Lender
     named on the signature pages to the
     Credit Agreement referred to below

                            EQUISTAR CHEMICALS, LP

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 4.02(b) of the Credit Agreement dated as of November 25, 1997 among Equistar Chemicals, LP, as Borrower; Millennium America Inc., as Guarantor; the Lenders from time to time party thereto; Bank of America National Trust and Savings Association ("BofA"), as Servicing Agent and Documentation Agent; The Chase Manhattan Bank ("Chase"), as Syndication Agent; and each of BofA and Chase, as Administrative Agents (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

          I am the General Counsel of Lyondell Petrochemical G.P. Inc., a general partner of the Borrower, and I, or individuals under my direction, have examined originals, or copies certified or otherwise identified, of the Credit Agreement, the Limited Partnership Agreement, the Asset Contribution Agreement to which the Borrower, Lyondell Petrochemical Company and Lyondell LP are a party (the "Asset Purchase Agreement"), certificates of public officials and other documents as the basis for my opinion hereinafter set forth.

          On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth below, I am of the opinion that:

                                       -2-                       December 1 1997

          1. The Borrower (a) is a limited partnership duly formed under the Revised Uniform Limited Partnership Act of the State of Delaware (the "Delaware Limited Partnership Act") and validly existing and in good standing under the laws of that State, (b) has all requisite power and authority under the Limited Partnership Agreement and the Delaware Limited Partnership Act to own its property and assets and to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified, licensed or registered to do business in, and is in good standing in, every jurisdiction where such qualification, licensing or registration is required.

          2. The Borrower has the requisite power and authority under the Limited Partnership Agreement and the Delaware Limited Partnership Act to execute, deliver and carry out the provisions of the Credit Agreement and to borrow thereunder; and all such actions have been duly and validly authorized by all necessary proceedings on its part under the Limited Partnership Agreement and the Delaware Limited Partnership Act.

          3. The execution, delivery and performance by the Borrower of the Credit Agreement, the Borrowings by it thereunder and the other transactions of the Borrower contemplated thereby and the transactions contemplated by the Master Transaction Agreement do not (a) require any consent or approval of, registration or filing with, or any other action by any Governmental Authority, except such as have been obtained, made or taken and are in full force and effect or the failure to obtain, make or take which would not reasonably be expected to result in a Material Adverse Effect, (b) violate the Limited Partnership Agreement, (c) violate any applicable federal law or regulation or the Delaware Limited Partnership Act or any order of any Governmental Authority binding on it, (d) result in a material breach of or constitute a material default under any indenture, material agreement or other instrument to which it is a party, or by which it or any of its properties or assets is bound or (e) result in the creation or imposition of any Lien on any of its material properties or assets.

          4. There are no actions, suits or proceedings by or before any Governmental Authority pending against or, to my knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or the respective businesses, assets or rights of the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          5. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" within the meaning of the Investment Company Act of 1940 or
(b) a "holding company" as defined in the Public Utility Holding Company Act of 1935.

                                      -3-                      December 1, 1997

          6. The Asset Contribution Agreement and the conveyancing documents contemplated thereby are effective to transfer the assets covered thereby, subject to obtaining from third parties all requisite consents to the transfer of those assets (the "Third Party Consents"). No Third Party Consent is required for the transfer of any assets covered by the Asset Contribution Agreement, except such that have been obtained or the failure to obtain which would not reasonably be expected to result in a Material Adverse Effect.

          7. If all material facts and issues of law were presented and properly argued, a Texas court, or a federal court sitting in the State of Texas, should give effect to the governing law provisions of the Credit Agreement, subject to Section 35.51(f)(4) of the Texas Business and Commerce Code.

          The foregoing opinion is subject to the following assumptions, qualifications and limitations:

          A. I have, without independent verification, relied on certificates of representatives of the Borrower and the representations and warranties of the Borrower contained in the Credit Agreement with respect to the accuracy of the factual matters contained therein and assumed (i) that each party to the Credit Agreement (other than the Borrower) has the power and authority to enter into the Credit Agreement and to perform its obligations thereunder, (ii) the due authorization, execution and delivery of the Credit Agreement by each party thereto (other than the Borrower), (iii) that the Credit Agreement constitutes the legal, valid, binding and enforceable obligation of each party thereto (other than the Borrower) and
     (iv) the genuineness of all signatures (other than the Borrower's), the conformity to authentic, original documents of all documents submitted to me as certified or photostatic copies and the authenticity of all documents submitted to me as originals.

          B. No opinion is expressed above as to the enforceability of the Credit Agreement.

          C. No opinion is expressed above as to various state and federal laws and regulations regulating banks or other financial institutions or the business or lending transactions of any Agent, Lender, SPC or the Fronting Bank which may relate to the Credit Agreement or the transactions contemplated thereby.

          This opinion is limited to applicable federal law, the applicable law of the State of Texas and the Delaware Limited Partnership Act and is rendered solely to you in connection with

                                      -4-                     December 1, 1997

the above matter. This opinion may not be relied on by you for any other purpose or relied on by any other Person without my prior written consent, except that copies of this opinion may be furnished to, and relied on by, any Person who is an assignee pursuant to Section 10.07 of the Credit Agreement, other than any assignee that is an SPC or an assignee of an SPC.

                                             Very truly yours,


                                             ------------------------------
                                             Kerry A. Galvin
                                             General Counsel

                                                                December 1, 1997


To:  Bank of American National Trust
     and Savings Association, as Servicing
     Agent and Documentation Agent, and
     The Chase Manhattan Bank, as
     Syndication Agent, and each Lender
     named on the signature pages to the
     Credit Agreement referred to below

                             EQUISTAR CHEMICALS, LP

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 4.02(b) of the Credit Agreement dated as of November 25, 1997 among Equistar Chemicals, LP, as Borrower; Millennium America Inc., as Guarantor; the Lenders from time to time party thereto; Bank of America National Trust and Savings Association ("BofA"), as Servicing Agent and Documentation Agent; The Chase Manhattan Bank ("Chase"), as Syndication Agent; and each of BofA and Chase, as Administrative Agents (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

          We have acted as counsel to the Borrower in connection with the Credit Agreement. In that connection we have examined the Credit Agreement and originals, or copies certified or otherwise identified, of the Limited Partnership Agreement furnished to us by the Borrower, certificates of public officials and representatives of the Borrower and other documents as the basis for our opinion hereinafter set forth.

          Upon the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

          1. The Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other laws affecting creditors' rights and remedies generally, (b) general principles of equity (regardless

                                      -2-                    December 1, 1997

of whether considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

          2. The credit transactions contemplated by the Credit Agreement do not (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained, made or taken and are in full force and effect or the failure to obtain, make or take which would not reasonably be expected to result in a Material Adverse Effect, (b) violate the terms of the Limited Partnership Agreement or (c) violate any applicable federal law or regulation or any applicable law or regulation of the State of New York or the Delaware Limited Partnership Act.

          3. The Borrower is not (a) an "investment company" within the meaning of the Investment Company Act of 1940 or (b) a "holding company" as defined in the Public Utility Holding Company Act of 1935.

          4. The execution, delivery and performance of the Credit Agreement by the Borrower, the Borrowing by the Borrower thereunder and the use of the proceeds thereof in accordance with Section 3.10 and the other provisions of the Credit Agreement do not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

          The foregoing opinion is subject to the following assumptions, qualifications and limitations:

          A. We have, without independent verification, relied on certificates of representatives of the Borrower and the representations and warranties of the Borrower contained in the Credit Agreement with respect to the accuracy of the factual matters contained therein and assumed (i) that each party to the Credit Agreement has the power and authority to enter into the Credit Agreement and to perform its obligations thereunder, (ii) the due authorization, execution and delivery of the Credit Agreement by each party thereto, (iii) that the Credit Agreement constitutes the legal, valid, binding and enforceable obligation of each party thereto (other than the Borrower) and (iv) the genuineness of all signatures, the conformity to authentic, original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all documents submitted to us as originals.

          B.  No opinion is expressed above as to the enforceability of Section
     10.09 of the Credit Agreement or any provisions in the Credit Agreement that purport to (i) provide that rights and remedies are not exclusive, that every right and remedy is cumulative and may be exercised in addition to any other right or remedy and that the election of a particular remedy

                                      -3-                     December 1, 1997

     does not preclude recourse to one or more others, (ii) (a) prohibit oral amendments to or waivers of provisions of the Credit Agreement or (b) waive rights of any party that cannot be waived as a matter of applicable law,
     (iii) entitle a party to indemnification or absolution from liability in respect of any matters arising under any securities laws or in whole or in part by reason of any illegal, wrongful or grossly negligent act or omission of that party or (iv) establish any evidentiary standard.

          C.   No opinion is expressed above as to various state and federal
     laws and   regulations regulating banks or other financial institutions or the business or lending transactions of any Agent, Lender, SPC or the Fronting Bank which may relate to the Credit Agreement or the transactions contemplated thereby.

          This opinion is limited to applicable federal law, the applicable law of the State of New York and the Delaware Revised Uniform Limited Partnership Act and is rendered solely to you in connection with the above matter. This opinion may not be relied on by you for any other purpose or relied on by any other Person without our prior written consent, except that copies of this opinion may be furnished to, and relied on by, any Person who is an assignee pursuant to Section 10.07 of the Credit Agreement, other than any assignee that is an SPC or an assignee of an SPC.

                                    Very truly yours,



KLW/SAM